UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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OFFICE DEPOT, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OFFICE DEPOT, INC.

6600 North Military Trail

Boca Raton, Florida 33496

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS

DATE	Wednesday, April 22, 2009

TIME	8:30 a.m. Eastern Daylight Time

LOCATION	Boca Raton Marriott at Boca Center
5150 Town Center Circle
Boca Raton, FL 33486
(561) 620-3712

ITEMS OF BUSINESS	1. To elect eleven (11) members of the Board of Directors named and, for the term described, in this Proxy Statement.

2. To ratify our Audit Committee’s appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the current year.

3. To consider a Proposal from a Shareholder recommending that our Board of Directors amend the Bylaws of the Company (and each appropriate document) to give holders of 10% or more of the Company’s outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call a special shareholder meeting, in compliance with applicable law.

4. To consider a Proposal from a Shareholder recommending that our Board of Directors amend the Bylaws of the Company to reimburse a stockholder or group of stockholders for expenses incurred in connection with nominating one or more candidates in a contested election of Directors.

5. To consider a Proposal from a Shareholder recommending that our Board of Directors adopt a policy that the Chairman of our Board of Directors be an independent director who has not previously served as an executive officer of the Company.

6. To transact any other business that may properly come before the meeting.

RECORD DATE	You must own shares of Office Depot common stock of record as of the close of business on Tuesday, March 3, 2009 to attend and vote at our Annual Meeting of Shareholders and any adjournment thereof.

ANNUAL REPORT	Our 2008 Annual Report on Form 10-K is enclosed with these proxy materials.

By order of the Board of Directors,

Elisa D. Garcia C. Executive Vice President, General Counsel & Corporate Secretary

Boca Raton, Florida

March 11, 2009

Please note that for security reasons, we will require that you present the admission ticket included with this Proxy Statement and a positive picture identification if you attend our Annual Meeting. We reserve the right to exclude any person whose name does not appear on our official shareholder list as of our record date of March 3, 2009. If you hold shares in “street name” and do not have a ticket, you must bring a letter from your stockbroker, or a current brokerage statement, to indicate that the broker is holding shares for your benefit. We also reserve the right to request any person to leave the Annual Meeting who is disruptive, refuses to follow the rules established for the meeting or for any other reason. Cameras, recording devices and other electronic devices, signs and placards will NOT be permitted at the meeting.

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TABLE OF CONTENTS—(Continued)

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PROXY STATEMENT

FOR THE

2009 ANNUAL MEETING OF SHAREHOLDERS

OF OFFICE DEPOT, INC.

6600 North Military Trail

Boca Raton, Florida 33496

Telephone (561) 438-4800

This Proxy Statement contains important information about our 2009 Annual Meeting of Shareholders to be held on April 22, 2009 (“Annual Meeting”). We are providing this Proxy Statement and accompanying proxy card to our shareholders on or about March 11, 2009. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Purposes of the Meeting. Our Annual Meeting will consider important matters outlined in the Notice of this Meeting. We have provided these proxy materials to you in connection with the solicitation of proxies by our board of directors (“Board of Directors” or individually, each a “Director”). Our Board of Directors asks that you authorize your proxies to vote as our Board of Directors recommends.

Notice of Electronic Availability of Proxy Statement and Annual Report on Form 10-K. As permitted by rules adopted by the Securities and Exchange Commission, Office Depot is making this Proxy Statement and its Annual Report on Form 10-K available to its stockholders electronically via the Internet. On or about March 11, 2009, we will mail to our U.S. and Canadian stockholders a Notice containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report on Form 10-K. The Notice also instructs you on how you may submit your proxy vote over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included with the Notice.

Voting Your Shares. You may vote your shares in one of the following ways: (1) in person at the Annual Meeting; (2) If you requested and received your proxy materials by mail you may vote by completing, signing and returning your proxy card to us in the enclosed postage-paid envelope; (3) by voting electronically using a touch-tone telephone 800-690-6903; or (4) by using the Internet to vote your shares at www.proxyvote.com. If your shares are held in “street name” with a broker or similar party, you will need to contact your broker to determine whether you will be able to vote using one of these alternative methods. If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. If you choose to use the Internet or telephone to vote, you must do so by 6:00 p.m. Eastern Daylight Time on April 21, 2009, the day before our Annual Meeting takes place.

Delaware law permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the shareholder. The voting procedures available to registered shareholders for the Annual Meeting are designed to authenticate each shareholder by use of a control number, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded.

OUR BOARD OF DIRECTORS RECOMMENDS that you vote FOR its nominees as Directors of the Company as described in Item 1; that you vote FOR the ratification of our Audit Committee’s appointment of Deloitte & Touche, LLP as our independent registered public accounting firm as described in Item 2; and that you vote AGAINST the shareholder proposal recommending that our Board of Directors amend the Bylaws of the Company to give holders of 10% or more of the Company’s outstanding common stock the power to call a special shareholder meeting as described in Item 3; and that you vote AGAINST the shareholder proposal recommending that our Board of Directors amend the Bylaws of the Company to reimburse a stockholder or group of stockholders for expenses incurred in connection with nominating one or more candidates in a contested election of Directors as described in Item 4; and that you vote AGAINST the shareholder proposal recommending that our Board of Directors adopt a policy that the Chairman of our Board be an independent director who has not previously served as an executive officer of the Company as described in Item 5.

We also strongly urge you to vote by means of the telephone or the Internet as this allows for automatic tally of your votes and also saves Office Depot the cost of return postage. However you choose to vote, we urge you to VOTE as early as possible.

Proxies. Our Board of Directors has appointed certain persons (“proxies”) to vote proxy shares in accordance with the instructions of our shareholders. If you authorize the proxies to vote your shares, but do NOT specify how your shares should be voted, they will vote your shares as our Board of Directors recommends. If any other matters are presented for consideration at our Annual Meeting, your shares also will be voted as our Board of Directors recommends, unless you indicate on your proxy card that you withhold such authority. You can change or revoke your proxy (1) by mailing your request to our Corporate Secretary at our corporate headquarters so that it is received not later than 4:00 p.m. Eastern Daylight Time, on April 21, 2009, (2) by filing a proxy with a later date or (3) by voting your shares by ballot in person at the Annual Meeting.

Solicitation of Proxies. In addition to soliciting proxies by mail, we also may solicit proxies in person, by telephone or over the Internet. Our employees do not receive additional compensation for their solicitation services. Certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who hold shares for the benefit of another party (the “beneficial owner”) may solicit proxies for us. If so, they will mail proxy information to, or otherwise communicate with, the beneficial owners of shares of our common stock held by them. We also have hired MacKenzie Partners, Inc. to assist us in communicating with these institutions and forwarding solicitation materials to them, and we have agreed to pay MacKenzie Partners, Inc. a fee of $12,500 plus reimbursement of its reasonable out-of-pocket expenses in connection with this service. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Shareholders Eligible to Vote at Our Annual Meeting; List of Shareholders Available. Owners of our common stock as of the close of business on March 3, 2009 (the “Record Date”) will be entitled to vote at our Annual Meeting. Our official stock ownership records will conclusively determine whether you are a “holder of record” as of the Record Date. A list of shareholders entitled to vote at the meeting will be available at our Annual Meeting and for ten days prior to the meeting between the hours of 9:00 a.m. and 4:00 p.m. Eastern Daylight Time at our corporate headquarters in Boca Raton,, Florida. As of March 3, 2009, there were 274,875,617 shares of common stock outstanding and owned by shareholders (i.e., excluding shares held in treasury by Office Depot). Each share of common stock is entitled to one vote on each matter considered at our Annual Meeting.

Establishing a Quorum. In order for us to transact business at our Annual Meeting, the holders of the majority of the outstanding shares of our stock must be present, either in person or by proxy. Shareholders choosing to abstain from voting and broker “non-votes” will be treated as present and entitled to vote for purposes of determining whether a quorum is present.

Effect of Abstentions and Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion as permitted under the listing rules of the New York Stock Exchange. For purposes of the 2009 Annual Meeting, brokers are permitted to vote their clients’ proxies in their own discretion as to the election of directors and the appointment of the independent registered public accounting firm if the clients have not furnished voting instructions within 10 days of the meeting. Certain proposals other than the election of directors and the ratification of the appointment of the independent registered public accounting firm are “non-discretionary” and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as broker “non-votes.” Abstentions and broker “non-votes” will not be counted as a vote “for” or “against” any matter. Broker non-votes will not be counted as shares entitled to vote and accordingly will not affect the outcome with respect to any matter to be voted on at the Annual Meeting.

Householding of Annual Disclosure Documents.

Two or more shareholders sharing an address can request delivery of a single copy of our annual disclosure documents if they are receiving multiple copies by calling Broadridge at: (800) 542-1061 or writing to them at: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If a broker or other nominee holds your shares, please contact Broadridge and inform them of your request by calling them at: (800) 542-1061 or writing to them at: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Please be sure to include your name, the name of your brokerage firm, and your account number.

Required Vote.

Election of Directors. In an uncontested election, each nominee must be elected by a majority of the votes cast. This means that the number of votes cast “for” a nominee must exceed the number of votes “against” the nominee. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether a quorum is present. In a contested election (an election in which the number of candidates exceeds the number of director positions to be filled), the number of Director nominees that equal the number of director positions to be filled receiving the greatest number of votes cast will be elected as Directors.

Ratification of Independent Registered Public Accounting Firm. Pursuant to the Company’s Amended and Restated Bylaws, ratification of the Company’s independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting be voted “FOR” the proposal. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be counted as a vote cast “FOR” or “AGAINST” that proposal. Thus, abstentions and broker non-votes will not affect the outcome with respect to this matter.

Other Matters. Pursuant to the Company’s Amended and Restated Bylaws, approval of any other proposal to be voted upon at the Annual Meeting requires a majority of the votes present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at the Annual Meeting to be voted “FOR” the proposal. Accordingly, abstentions and broker non-votes will be counted as votes “AGAINST” the proposal.

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MATTERS TO BE CONSIDERED BY OUR SHAREHOLDERS

Item 1: Election of Directors

Nominees for Directors of Office Depot

The Eleven (11) individuals set forth below have been nominated for election as Directors at our Annual Meeting, to serve for a term of office that continues from the date and time of their elections until our next annual meeting of shareholders, or until their successors are elected and qualified.

Lee A. Ault III	Neil R. Austrian	David W. Bernauer
Marsha J. Evans	David I. Fuente	Brenda J. Gaines
Myra M. Hart	W. Scott Hedrick	Kathleen Mason
Michael J. Myers	Steve Odland

Subject to our Corporate Governance Guidelines discussed below in the section captioned “Corporate Governance,” the eleven (11) nominees for the office of Director will be elected by majority vote. In an uncontested election, each Director nominee must be elected by a majority of the votes cast. This means that the number of votes cast “for” a Director nominee must exceed the number of votes “against” the nominee. Pursuant to the Company’s Bylaws, abstentions are not considered to be “votes cast;” therefore an abstention will have no effect on the election of Directors. In a contested election (an election in which the number of candidates exceeds the number of director positions to be filled), the number of Director nominees that equal the number of director positions to be filled receiving the greatest number of votes cast will be elected as Directors. All of our Directors form a single class of Directors and stand for election each year. Information about the nominees, their business experience and other relevant information is set forth below.

Should any of these nominees become unable to serve, our Corporate Governance and Nominating Committee may propose a substitute nominee. If a substitute nominee is named, all proxies voting FOR the nominee who is unable to serve will be voted for the substitute nominee so named. If a substitute nominee is not named, all proxies will be voted for the election of the remaining nominees (or as directed on your proxy card). In no event will more than eleven (11) Directors be elected at our Annual Meeting. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

Pursuant to Article II, Section 9 of our amended and restated Bylaws (“Bylaws”), in any uncontested election of directors, any Director who is an “incumbent” Director who does not receive a greater number of votes cast “for” his or her election than votes “against” his or her election must tender his or her resignation to the Board of Directors. After the Director tenders his or her resignation, the Board of Directors must then decide within 90 days of the date the Director submitted his or her resignation, through a process managed by the Corporate Governance and Nominating Committee (and excluding the Director in question from all Board of Directors and Committee deliberations), whether to accept the Director’s resignation. Absent a compelling reason for the Director to remain on the Board of Directors, as determined by the Board of Directors, the Board of Directors shall accept the Director’s resignation. If the Board of Directors determines that there is a compelling reason for the Director to remain on the Board of Directors and does not accept the Director’s resignation, the Board of Directors must publicly disclose its decision either in a Current Report on Form 8-K filed with the Securities and Exchange Commission or in a press release.

If the Board of Directors accepts an incumbent Director’s resignation, that Director will immediately cease to be a member of the Board of Directors. If the Board of Directors does not accept an incumbent Director’s resignation, that Director will continue to serve until the next annual meeting of shareholders, or until the earlier of his or her subsequent resignation or removal. If a Director nominee who was not already serving as an incumbent Director is not elected at the annual meeting, under Delaware law and our Bylaws, that Director Nominee would not become a director and would not serve on the Board of Directors as a “holdover director.”

Your Board of Directors Recommends a Vote FOR the Election of Each of the Nominees Listed in Item 1 on Your Proxy Card:

Election of all Nominees Listed Above as Directors

BIOGRAPHICAL INFORMATION ON THE NOMINEES

LEE A. AULT III	AGE: 72

Mr. Ault has served as a Director since 1998. He is currently Chair of the Board of Directors (non-executive) of American Funds Insurance Series and Chair of the Board of Directors (non-executive) of American Funds Target Date Retirement Series, Inc., both mutual funds managed by Capital Research and Management Company. Mr. Ault served as Chair of the Board of Directors of In-Q-Tel, a technology venture company, from 1999 until December 2006 and was formerly Chair, President and Chief Executive Officer of Telecredit, Inc., a payment services company that merged with Equifax, Inc. in 1990. He served as a Director of Viking Office Products, Inc. from 1992 until August 1998 when Office Depot merged with Viking Office Products. Mr. Ault also is a Director of Anworth Mortgage Asset Corporation, a real estate investment trust.

NEIL R. AUSTRIAN	AGE: 69

Mr. Austrian has served as a Director since 1998. He also served as our interim Chair and Chief Executive Officer from October 4, 2004 until March 11, 2005. Mr. Austrian served as President and Chief Operating Officer of the National Football League from April 1991 until December 1999. He was a Managing Director of Dillon, Read & Co. Inc. from October 1987 until March 1991. Mr. Austrian served as a Director of Viking Office Products from January 1988 until August 1998 when Office Depot merged with Viking Office Products. He also serves as a Director of The DirecTV Group (formerly Hughes Electronics Company).

DAVID W. BERNAUER	AGE: 64

Mr. Bernauer has served as a Director since 2004. He is the retired Chair and CEO of Walgreen Co. Mr. Bernauer previously served as Chair of Walgreen from July 2006 until July 2007. From 2003 until July 2006, he served as Chair and Chief Executive Officer of Walgreen. From 2002 to 2003, Mr. Bernauer served as President and Chief Executive Officer of Walgreen; from 1999 to 2002 as President and COO of Walgreen, and he has served in various management positions, with increasing areas of responsibility at Walgreen since 1966. Currently Mr. Bernauer is also a Director of Lowe’s Companies, Inc.

MARSHA J. EVANS	AGE: 61

Ms. Evans has served as a Director since 2006. Ms. Evans retired from the U.S. Navy in 1998 with the rank of Rear Admiral. Ms. Evans was National Executive Director of Girl Scouts of the USA from 1998 to 2002 and President and CEO of the American Red Cross from 2002 to 2005. Currently, she is also a Director of Huntsman Corporation, Weight Watchers International, North Highland and The Estate of Lehman Brothers Holdings.

DAVID I. FUENTE	AGE: 63

Mr. Fuente has been a Director since he joined Office Depot in 1987. Until December 2001, he served as Chair of our Board of Directors. From December 1987 until July 2000, Mr. Fuente also served as Chief Executive Officer of our Company. He is a Director of Ryder System, Inc., and Dick’s Sporting Goods.

BRENDA J. GAINES	AGE: 59

Ms. Gaines has been a Director since 2002. Ms. Gaines retired in 2004 from her position as President and Chief Executive Officer of Diners Club North America, a Division of Citigroup, a position she held from 2002 until 2004. She served as President of Diners Club North America from 1999 until 2002. From 1994 until 1999, she served as Executive Vice President, Corporate Card Sales, for Diners Club North America, and prior to that she served in various positions of increasing responsibility within Citigroup or its predecessor corporations from 1988. From 1985 until 1987, Ms. Gaines was Deputy Chief of Staff for the Mayor of the City of Chicago. She currently is a Director of NICOR, Inc., the Federal National Mortgage Association (Fannie Mae), and of Tenet Healthcare Corporation.

MYRA M. HART	AGE: 68

Dr. Hart has served as a Director since 2004. She is currently a member of Harvard Business School’s senior faculty. From 1995 to 2007, she served as Professor, Entrepreneurial Management, at the Harvard Business School. From 1985 until 1990, Dr. Hart was a member of the Staples, Inc. founding management team, leading operations, strategic planning and growth implementation in new and existing markets. She is a Director of Nina McLemore, Inc., Kraft Foods, Inc., and Summer Infant, Inc. Dr. Hart is also a Director of the Center for Women’s Business Research, a Trustee of Babson College and a Trustee Emeritus of Cornell University.

W. SCOTT HEDRICK	AGE: 63

Mr. Hedrick has been a Director since 1991. From November 1986 until April 1991, he was a Director of The Office Club, Inc., which was acquired by Office Depot in 1991. He was a founder and has been a general partner of InterWest Partners, a venture capital fund, since 1979. Mr. Hedrick is also a Director of Hot Topic, Inc. and is a Director of the American Funds Target Date Retirement Series, Inc. and America Funds Insurance Series, Inc.

KATHLEEN MASON	AGE: 59

Ms. Mason has served as a Director since 2006. She currently serves as President and Chief Executive Officer of Tuesday Morning Corporation and has served in that position since July 2000. From July 1999 to November 1999, Ms. Mason served as President of Filene’s Basement, a department store chain. From January 1997 to June 1999, Ms. Mason was President of HomeGoods, an off-price home fashion store and a subsidiary of TJX Companies. Ms. Mason was Chair and Chief Executive Officer of Cherry & Webb, a women’s specialty store, from February 1987 to December 1996. Prior to those dates, she held management positions at Kaufmann’s Division of the May Company, Mervyn’s Division of Target, Inc. and the Limited. She is also a Director of Genesco, Inc.

MICHAEL J. MYERS	AGE: 68

Mr. Myers has served as a Director since 1987. He is a Senior Advisory Partner of Sentinel Capital Partners, a private equity investment firm. From 1976 until January 1992, Mr. Myers was a Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co., Inc. From January 1992 until December 2008, he was the President and a Director of First Century Partners, a private venture and private equity investment management firm.

STEVE ODLAND	AGE: 50

Mr. Odland has been Chair and Chief Executive Officer since March 2005. Prior to joining Office Depot, Inc., he was Chair, Chief Executive Officer, and President of AutoZone, Inc. from 2001 until March 2005. Previously he was an executive with Ahold USA from 1998 to 2000. Mr. Odland was President of the Foodservice Division of Sara Lee Bakery from 1997 to 1998. He was employed by The Quaker Oats Company from 1981 to 1996 in various executive positions. Mr. Odland is also a Director of General Mills, Inc.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have a strong commitment to good corporate governance practices and the independence of our Board of Directors from our management. These practices provide a framework within which the Board and management can pursue our strategic objectives and ensure long-term growth for the benefit of our shareholders. Our Corporate Governance Guidelines may be viewed at our corporate web site, www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance.” In addition, a printed copy of our Corporate Governance Guidelines will be provided to any shareholder upon written request to our Corporate Secretary. The Corporate Governance and Nominating Committee reviews the guidelines annually and any changes are recommended to the Board of Directors for approval.

Director Independence

The Board of Directors believes in strong and independent Directors. The Board of Directors evaluates the independence of each nominee for election as a Director of our Company in accordance with the Corporate Governance Guidelines which incorporate the applicable listing standards of the New York Stock Exchange. The Corporate Governance Guidelines require that a majority of our Board of Directors must be “Independent Directors” within the meaning of the New York Stock Exchange’s listing standards, and all Directors who sit on our Corporate Governance and Nominating Committee, Audit Committee and Compensation Committee must also be Independent Directors.

All members of our Audit Committee, Finance Committee, Compensation Committee and our Corporate Governance and Nominating Committee have been determined by our Board of Directors to be Independent Directors. Our Board of Directors has reviewed the various relationships between members of our Board of Directors and the Company and has affirmatively determined that none of our Directors has a material relationship with Office Depot other than Mr. Odland, our Chair and Chief Executive Officer, who is a full time employee of our Company.

As a result, all members of our Board of Directors other than Mr. Odland have been determined to be Independent Directors. This determination by our Board of Directors is based upon an individual evaluation of each of our Directors, his or her employment or Board of Directors affiliations, and a determination that the Independent Director has no business relationship with our Company other than his or her service on our Board of Directors. None of our Directors serves as an executive officer of a charitable organization to which we made contributions during 2008. Our Chief Executive Officer, Mr. Odland, is not a member of any Committees of our Board of Directors.

Lead Director

Our Lead Director is Mr. Neil R. Austrian. As Lead Director, Mr. Austrian presides at regularly scheduled executive sessions of non-management Directors. The non-management Directors select a Director to serve as the chair of the Nominating and Corporate Governance Committee and to serve as Lead Director. That Director is required to be an Independent Director of the Board of Directors.

On December 17, 2008, the Board of Directors amended the Corporate Governance Guidelines to clearly define the role of our Lead Director. The Lead Director’s role includes the following duties:

•	preside at all meetings of the Board where the Chair is not present;

•	preside at all executive sessions of the Independent Directors;

•	call meetings of the Independent Directors, as needed;

•	meet regularly with the CEO;

•	serve as a liaison between the CEO and the Independent Directors;

•	develop the agendas for meetings of the Independent Directors;

•	approve Board meeting agendas and schedules;

•	review information sent to the Board; and

•	meet with shareholders as appropriate.

How Nominees to Our Board of Directors are Selected

Candidates for election to our Board of Directors are nominated by our Corporate Governance and Nominating Committee and ratified by our Board of Directors for nomination to the shareholders. The Corporate Governance and Nominating Committee operates under a charter, which is available on our corporate web site at www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance.”

Candidates Recommended by Shareholders. Our Corporate Governance and Nominating Committee will give due consideration to candidates recommended by shareholders. Shareholders may recommend candidates for the consideration of the Corporate Governance and Nominating Committee by submitting such recommendation directly to the Committee by mail, as described under the heading “Corporate Governance; Communicating with our Board of Directors.” In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth in the following paragraph.

Qualifications for Nomination. Our Corporate Governance and Nominating Committee believes that the minimum qualifications for serving on our Board of Directors are that a nominee have substantial experience in working as an executive officer for, or serving on the Board of Directors of, a public company, or that he or she demonstrates by significant accomplishment in another field of endeavor, whether in the for-profit or the non-profit sectors, an ability to make a meaningful contribution to the oversight and governance of a company having a scope and size similar to our Company. A Director must have an exemplary reputation and record for honesty in his or her personal dealings and business or professional activity, as confirmed by a background and security check. All Directors should possess a basic understanding of financial matters, have an ability to review and understand our financial and other reports, and to discuss such matters intelligently and effectively. He or she also needs to exhibit qualities of independence in thought and action. A candidate should be committed first and foremost to the interests of all our shareholders. Persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board of Directors. In addition to these factors, the Committee seeks to have a Board of Directors that represents diversity as to gender, race, ethnicity and background experiences.

Methods of Finding Qualified Nominees. Our Corporate Governance and Nominating Committee identifies nominees in a number of ways. One method is the recommendation of sitting members of the Board of Directors, who personally know and have an understanding of the qualifications of a proposed nominee. A second method is an awareness of persons who are successful in business, the non-profit sector or a profession, whether personally known to a member of the Board of Directors or not. Such persons are contacted from time to time to ask whether they would be willing to serve. If they are willing, then the Committee conducts significant amounts of due diligence to ensure that a nominee possess the qualifications, qualities and skills outlined above. The Corporate Governance and Nominating Committee also from time to time may engage search firms to assist the Committee in identifying potential nominees to our Board of Directors. These firms conduct searches on behalf of the Corporate Governance and Nominating Committee and provide the Committee with names of potential director candidates. We pay these firms a fee for such services. As mentioned above, our Corporate Governance and Nominating Committee also is open to receiving recommendations from shareholders as to potential candidates it might consider.

Communicating with our Board of Directors

Our shareholders and any other parties interested in communicating with our Board of Directors may contact any member (or all members) of our Board of Directors (including without limitation the Lead Director, Neil R. Austrian, or the Independent Directors as a group), any Committee of our Board of Directors or any Chair of any such Committee by mail. To communicate with our Directors by mail, correspondence may be addressed to any individual Director by name, to the Independent Directors as a group, to the Lead Director by title, to any Committee of our Board of Directors by name or to any Committee Chair either by name or by title. All such mailings are to be sent “c/o Corporate Secretary” to our corporate headquarters address, 6600 North Military Trail, Boca Raton, FL 33496.

In addition, any person who desires to communicate any matter specifically and confidentially to our Audit Committee may contact the Audit Committee by addressing a letter to the Chair of the Audit Committee, c/o Corporate Secretary, at our corporate headquarters address. Mark on the outside of the envelope that the communication inside is Confidential. Such communications to our Audit Committee may be submitted anonymously to the Audit Committee Chair, in which event the envelope will not be opened for any purpose, other than appropriate security inspections. Such mailing will be forwarded directly to the Chair of our Audit Committee for his or her review and follow-up action as he or she deems appropriate.

It is our Board of Directors’ policy that each of our Directors should attend the Annual Meeting, at which time they are available to answer questions that may be raised in the question and answer period. At our 2008 Annual Meeting, all Directors were in attendance.

Related Person Transactions Policy

Our Related Person Transactions Policy (the “Policy”) sets forth the procedures governing the review and approval or ratification of transactions between the Company, on the one hand, and (i) an executive officer; (ii) director; (iii) an immediate family member of an executive officer or director; (iv) any security holder who is known by the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities at the time of the transaction; or (v) an immediate family member of such five percent security holder, on the other hand. Persons in categories (i), (ii), (iii) (iv) and (v) are collectively referred to as “Related Persons.”

This Policy applies to all related person transactions, and under the Policy a “related person transaction” is any transaction:

•	In which the Company was or is to be a participant;

•	In which the amount exceeds $120,000;

•	In which any Related Person has, or will have a direct or indirect material interest;

•	Including any contribution of $120,000 or more to a charitable organization of which a Related Person is a trustee, director, executive officer or has a similar relationship.

No Related Person transaction shall be approved or ratified if such transaction is contrary to the best interests of the Company. Unless different terms are specifically approved or ratified by the Corporate Governance and Nominating Committee, any approved or ratified transaction must be on terms that are no less favorable to the Company than would be obtained in a similar transaction with an unaffiliated third party under the same or similar circumstances. All related person transactions or series of similar transactions must be presented to the Corporate Governance and Nominating Committee for review and pre-approval or ratification. A copy of the Policy is available for review on the Company’s web site at www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance.”

Code of Business Conduct (Code of Ethical Behavior)

Our Board of Directors has adopted a Code of Ethical Behavior for all of our employees. This Code also applies to our Directors. A copy of this Code may be viewed at our corporate website, www.officedepot.com under the headings “Company Information/ Investor Relations/Corporate Governance.” In addition, a printed copy of our Code of Ethical Behavior will be provided to any shareholder upon written request to our Corporate Secretary at our address listed elsewhere in this Proxy Statement.

At the direction of the Board of Directors, our management has established the confidential Office Depot Hotline to assist our employees in complying with their ethical and legal obligations and reporting suspected violations of applicable laws, our policies, or established procedures. The Hotline enables our associates to express their concerns about possible violations of law or our policies without fear of retribution or retaliation of any kind. It is our express policy that no retaliatory action be taken against any associate for using the Hotline procedure. The Hotline is operated by an independent third party, not by Company personnel. The Hotline can be accessed by either calling the following toll-free number or visiting the following web site:

1-866-634-6854

www.odhotline.com

COMMITTEES OF OUR BOARD OF DIRECTORS

The Board of Directors has established four standing committees—(i) Audit, (ii) Compensation, (iii) Corporate Governance and Nominating, and (iv) Finance. Our Board of Directors met twelve times during fiscal 2008. All of our Directors attended more than 75% of the total number of Board of Directors meetings and meetings of the committees on which they serve. The table below shows the current membership for each of the Board of Directors’ standing committees:

Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee	Finance Committee
Brenda J. Gaines*	Lee A. Ault, III*	Lee A. Ault, III	Neil R. Austrian
Myra M. Hart	David W. Bernauer	Neil R. Austrian*	David W. Bernauer
Kathleen Mason	W. Scott Hedrick	Brenda J. Gaines	David I. Fuente*
Michael J. Myers	Marsha J. Evans	W. Scott Hedrick

*	Committee Chair

Each of the four committees of our Board of Directors has a written charter that has been approved by our Board of Directors, is available for review on our corporate website, www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance” and is available in hard copy upon written request to our Corporate Secretary.

Audit Committee

The Audit Committee has four members and typically meets at least four times per year. During 2008, the Audit Committee held ten meetings. Our Board of Directors has reviewed and made the determinations required by the listing standards of the New York Stock Exchange and regulations of the United States Securities and Exchange Commission (“SEC”) regarding the independence and financial literacy of the members of our Audit Committee. All members of the Audit Committee have been determined to be financially literate. In addition, our Board of Directors has determined that the following members of our Audit Committee qualify as “audit committee financial experts” within the meaning of the applicable regulations of the SEC: Brenda Gaines, Kathleen Mason and Michael Myers.

The Audit Committee is responsible for the performance of our internal audit function as well as ensuring our compliance with legal and regulatory requirements, assessing and mitigating financial risks to the Company, and insuring the integrity of our financial reporting process. The Audit Committee’s responsibilities, discussed in detail in its charter, include, among other duties, the duty to:

•	oversee the financial reporting process;

•	meet with internal and external auditors regarding audit results;

•	engage and ensure the independence of our independent registered public accounting firm;

•	review the effectiveness of our internal controls; and

•	oversee compliance with our Code of Ethical Behavior.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee has four members and typically meets three to four times per year. During 2008, the Corporate Governance and Nominating Committee met four times. Mr. Neil R. Austrian, the Chair of our Corporate Governance and Nominating Committee, also serves as the Lead Director of our Board of Directors. Pursuant to our Corporate Governance Guidelines, the Independent Directors elect the Chair of the Corporate Governance and Nominating Committee who also serves as the Company’s Lead Director.

Our Corporate Governance and Nominating Committee is responsible for establishing and monitoring the effectiveness of the overall corporate governance philosophy and the Director nomination process. The Corporate Governance and Nominating Committee’s responsibilities include, among other duties, the duty to:

•	review and make recommendations to the Board of Directors concerning the size and composition of our Board of Directors and its committees and the recruitment and selection of Directors;

•	nominate Director candidates for election at annual meetings; and

•	review and make recommendations to the Board of Directors concerning our corporate governance policies and practices.

In addition, the Corporate Governance and Nominating Committee is also responsible for reviewing and approving any transactions between the Company and any Related Person. See “Corporate Governance; Related Person Transactions Policy.”

Finance Committee

The Finance Committee has three members and typically meets at least four times each year. During 2008, the Finance Committee met ten times.

Our Finance Committee is responsible for overseeing our capital structure, financial policies, and business and financial plans. The Finance Committee’s responsibilities, discussed in detail in its charter include, among other duties, the duty to:

•	review our financial policies and procedures;

•	review annual capital budgets and major spending requests from management;

•	monitor our financial standing and financial ratings;

•	review our long-range financial objectives; and

•	provide oversight and advice to management regarding our capital allocation, spending, and structure.

Compensation Committee

The Compensation Committee has four members and typically meets four times per year. During 2008, the Compensation Committee met nine times. All members of the Committee have been determined by our Board of Directors to be Independent Directors.

Compensation Committee Responsibilities and Authority

Our Compensation Committee is responsible for establishing and monitoring the effectiveness of the overall compensation philosophy and policies of our Company. As set forth in its Charter, the Compensation Committee’s responsibilities, include, among other duties, the duty to:

•

review the performance and approve the compensation of each of our executive officers except for our Chief Executive Officer (CEO), whose performance and compensation will be reviewed and established by the independent members of the full Board of Directors;

•	Provide oversight of all cash compensation, equity compensation, benefits and perquisites for our executive officers and directors; and

•	Provide oversight of our general compensation policies.

In connection with its review of performance of our executive officers, the Compensation Committee also reviews the financial results of the Company for the purposes of determining compensation program levels and if performance goals were attained. The Compensation Committee obtains the data regarding the Company’s financial results for the year from management and discusses the financial results with its compensation consultant and others as it may deem necessary, and then certifies the results and reports the results to the Board of Directors. The Compensation Committee reviews the individual performance ratings for the NEOs other than the CEO.

The Chair of the Compensation Committee works with members of our Human Resources department and with the Executive Vice President and General Counsel to set individual meeting agendas for the Compensation Committee which are consistent with an annual calendar of regular activities that has been approved by the Compensation Committee and reported to the Board of Directors. As needed, telephonic Compensation Committee meetings are held which are not part of the pre-established annual calendar.

Compensation Committee Charter

The Compensation Committee Charter is reviewed periodically to ensure that the Compensation Committee is fulfilling its duties in aligning our executive compensation program with shareholder value creation, ensuring that we attract and retain talented executives and managers, and are being responsive to the legitimate needs of our shareholders. There were no changes to the Compensation Committee Charter in 2008.

Delegation of Authority; Subcommittees

The Compensation Committee has delegated authority to the Chair of the Committee to approve, upon the recommendation of the CEO and the Executive Vice President, Human Resources, new hire equity grants for officers who are not executive officers, provided that such grants do not exceed a level that is 25% above the annual target long-term incentive in effect during the year of the grant for officers at the same level as the new hire, and otherwise follows policies approved by the Compensation Committee. Grants and awards to executive officers and directors are reserved to the full Compensation Committee. The Compensation Committee has also delegated authority to our Compensation and Benefits Committee (which consists of the Executive Vice President, Human Resources, Executive Vice President and General Counsel and Executive Vice President and Chief Financial Officer) the power to administer and make certain non-material amendments to our qualified 401(k) plan and our health and welfare plans which are subject to the Employee Retirement Income Security Act of 1974 and our non-qualified deferred compensation plans. The Compensation Committee has also been delegated the power to administer and make certain non-material amendments and grants under our long term equity plans, but only to the extent that such grant is not made to or such amendment does not affect the rights or obligations of any participant in the long term equity plans who is also a Section 16 reporting officer of the Company, or of any Executive Vice President, Senior Vice President or Vice President of the Company. The Compensation Committee has not delegated any of its authority (for example to a subcommittee) regarding any of our executive officer or Director compensation matters.

Involvement of Compensation Consultants and Executive Management in Compensation Decisions

Among other matters, the Charter provides the Compensation Committee with the authority to engage outside advisors (including independent compensation consultants and legal counsel) to study our compensation policies and practices and to make recommendations regarding both general and specific director and executive compensation matters. The Compensation Committee continues to engage Hay Group, a human resource and compensation consulting firm, as its independent advisor with respect to executive compensation. The Compensation Committee believes that Hay Group’s counsel to the Compensation Committee is particularly valuable and insightful due to the consultant’s expertise among global retail and “business-to-business” publicly- traded organizations, its broad understanding of the Company’s compensation strategy and systems for all employees and its ability to assure that compensation systems throughout the Company have internal pay equity.

Hay Group provides independent advice to the Compensation Committee on NEO and executive compensation matters including base salaries, annual incentives, long term incentives and perquisites. Specifically, at the direction of the Committee, Hay Group worked with the Company’s management team on certain non-executive compensation related matters including grouping jobs into job grades for the purpose of providing structure for compensation program administration for all employees of the Company, broad-based compensation design, and the global alignment of other executive and non-executive compensation programs. The members of management with which Hay Group worked include the Executive Vice President, Human Resources, Vice President Compensation, Benefits and Human Resources Information Management, Director of Compensation, Human Resources Directors and Vice President Human Resources Europe.

Throughout 2008, the Compensation Committee Chair worked directly with Hay Group to determine the scope of the work needed to be performed to assist the Compensation Committee in its decision making processes prior to each regularly-scheduled Compensation Committee meeting. In addition, Hay Group also worked from time to time with other members of the Compensation Committee (particularly in executive sessions of the Committee), the Executive Vice President, Human Resources, the Executive Vice President and General Counsel, and other management members (particularly HR and Legal staff) to gain better understanding of our pay policies and practices and to facilitate the development of our executive compensation strategies and approach to determining compensation levels.

Executive Session

At each meeting, the Compensation Committee meets in executive session without members of management present for the purpose of discussing matters independently from management.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) discusses our compensation philosophy and practices, the elements of compensation of our CEO, Executive Vice President and Chief Financial Officer and the other named executive officers who are listed in the Summary Compensation Table that follows (collectively, the “NEOs”). In addition, we have also provided discussion regarding why each element of compensation has been selected and how it is applied and implemented by our Compensation Committee.

Our Compensation Philosophy

We designed our executive compensation programs with the objective of creating a compensation program to attract, retain and motivate our NEOs to achieve financial performance objectives and to stimulate company performance. In order to achieve our objectives, the Compensation Committee adopted an NEO compensation pay structure that employs a performance-based pay strategy, whereby the fixed base salaries comprise less than one-third of the NEOs’ target total direct compensation. Under this performance-based strategy a sizable majority of an NEO’s target total direct compensation opportunity is linked to both annual financial performance of the Company and the change in the Company’s share price over a multi-year period. A significant component of this performance-based compensation consists of long term equity incentives such as stock options, restricted stock and performance shares that can increase or decrease in value as our share price fluctuates based on the performance of the Company.

Role of Compensation Consultants in Compensation Decisions

The Compensation Committee engages Hay Group, a human resource and compensation consulting firm, as its independent advisor with respect to executive compensation. The Compensation Committee reviews information provided by Hay Group to determine the appropriate level and mix of compensation for the Executive Committee (which consists of NEOs as well as other executive officers who report directly to the Chief Executive Officer) in light of the Company’s compensation objectives. Pursuant to its charter, the decision to retain Hay Group (as well as other independent advisors) is at the sole discretion of the Compensation Committee, and such consultants work at the direction of the Compensation Committee. During 2008 no other independent compensation consultants were retained.

In addition, Hay Group also works from time to time with members of the Compensation Committee, particularly in executive sessions of the Committee, and, at the request of the Compensation Committee, with the Executive Vice President, Human Resources, the Executive Vice President and General Counsel, and other management members, including Human Resources and Legal staff, to gain a better understanding of our pay policies and practices and to facilitate the development of our executive compensation strategies and an approach to determine compensation levels. The Company also purchases survey information from Hay Group to assist in the determination of competitive compensation for positions below the executive level. Hay did not perform any consulting work during 2008 other than for the Compensation Committee.

Role of Management in Compensation Decisions

The Committee believes that even the best advice of a compensation consultant or other outside advisors must be combined with the input from senior management and the Compensation Committee’s own individual experiences and best judgment to arrive at the proper alignment of compensation philosophy, programs and practices. The CEO, the Executive Vice President, Human Resources and certain members of the Legal Department are the members of senior management who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspectives on reward strategies and how to align those strategies with the Company’s business and retention goals. They provide feedback and insights into the effectiveness of our compensation programs and practices. The Compensation

Committee looks to the Legal Department for advice in the design and implementation of compensation plans, programs and practices. In addition, the CEO, the Executive Vice President, Human Resources and certain members of the Human Resources and Legal Departments regularly attend portions of Compensation Committee meetings to participate in the presentation of materials and to discuss management’s point of view regarding compensation issues. The Committee requires management input to properly assess the internal impact of regulatory changes and potential program changes. Management is asked to provide pros and cons to decision items so that the Committee has a full range information from both internal and external sources upon which to make its decisions. There is no predetermined weight given to management’s input in making compensation program decisions.

Competitive Benchmarking

The Compensation Committee believes benchmarking is useful as a method to gauge the compensation level for executive talent within competitive job markets that are germane to the Company based upon both financial and non-financial characteristics. The Compensation Committee utilizes data gathered from the Company’s Peer Group (defined below) and survey data from the Hay Group for benchmarking purposes. However, the Peer Group and Hay Group survey data are not used in isolation. NEO compensation also is reviewed in comparison with the Company’s financial performance and the financial performance of the Peer Group. This information is then used to analyze each NEO’s individual performance and tenure in his/her current position. After a review of the benchmarking data and the other factors mentioned, the Committee determines any changes to the NEO compensation positioning, target total direct compensation structures, variable compensation program design, and/or benefit and perquisite offerings, if necessary. Target total direct compensation is the sum of current base salary plus target annual cash incentive opportunity plus target annual equity incentives grant value. The Committee considers each element of compensation individually, but also considers the total direct compensation as well as the mix of compensation paid to our NEOs when making compensation decisions. Data from proxy statements filed with the SEC provides specific Peer Group NEO information concerning base salaries, bonuses earned, long-term incentives granted, types of long-term incentive vehicles used, and benefit/perquisite prevalence (particularly the use of nonqualified deferred compensation programs). Hay Group survey data also provides information concerning base salaries, annual incentives earned and long-term incentive grants, but additionally provides target levels of variable pay as a percent of base salaries and dollar values of certain executive benefits/perquisites.

The Compensation Committee developed specific criteria to select the Company’s Peer Group. The criteria included companies with revenues within one half to two times the Company’s revenue; a retail or direct to customer business; a business to business model; significant global operations; a significant distribution function; and private brand-driven operations. Companies selected for the Peer Group were required to have a number of these characteristics but not required to have all of them.

For 2008, the Company’s Peer Group consisted of the following twenty-three organizations :

• Arrow Electronics, Inc.	• J.C. Penney Co., Inc.	• Sherwin-Williams Company
• AutoNation, Inc.	• Kohl’s Corporation	• Staples, Inc.
• Avnet, Inc.	• Limited Brands, Inc.	• Starbucks Corporation
• Avon Products, Inc.	• Macy’s, Inc.	• Tech Data Corporation
• Best Buy Co., Inc.	• Marriott Intl, Inc.	• TJX Companies, Inc.
• Circuit City Stores, Inc.*	• Nike, Inc	• Xerox Corporation
• Gap Inc.	• OfficeMax Inc.	• Yum! Brands, Inc.
• Genuine Parts Company	• Rite Aid Corporation

*	The above table reflects the Company’s Peer Group for 2008. Circuit City will not be a member of the Company’s Peer Group in 2009.

Office Depot financial performance was evaluated relative to Peer Group performance for FY2007 sales, and total shareholder return (TSR), and EBIT compound annual growth rate (CAGR) for 1, 3, and 5 years. The following table details our performance on a percentile basis in comparison to our Peer Group:

1,3,5, Year Performance Analysis Through Fiscal Year 2007

	SALES ($000)	TSR			EBIT CAGR
		1 Year	3 Year	5 Year	1 Year	3 Year	5 Year
25th Percentile	$10,630	-33%	-5%	7%	4%	-1%	5%
Median	$15,985	-7%	2%	14%	11%	9%	11%
75th Percentile	$19,010	9%	8%	17%	15%	14%	17%

OFFICE DEPOT	$15,528	-63.6%	-7.1%	-1.2%	-33.3%	-2.7%	0.0%
Percent Rank	41%	0%	17%	10%	4%	21%	10%

The Company’s performance is in the bottom quartile of the Peer Group. This deviation is primarily due to our reliance on small businesses and individuals who are disproportionately affected by the shifting economy. The Compensation Committee believes this is reflective of the effect of the weak economic environment and current global liquidity crisis that has hurt the Company’s business disproportionately when compared to other companies in our Peer Group. In response to the restrictions on the availability of credit, both consumers and businesses have reduced their spending on office products and related services. In addition, businesses have laid off employees and many smaller businesses have shut down, directly affecting the consumption of our products. This reduction in purchases of office products, along with the fact that our North American business is more heavily concentrated in Florida and California, two states among the hardest hit by the weakening economy, had a disproportionate impact on the Company’s performance.

In 2008, the CEO’s total direct compensation (which includes the elements of base salary, annual cash incentive awards and annual equity incentives) was benchmarked solely against the Peer Group because the Committee believes that CEO positions within the Peer Group are of similar scope and complexity. The Hay Group survey compensation data was utilized to review the compensation of the Non-CEO NEOs. This data is selected based on job content since proxy matches by title may not be available or may not adequately represent actual job content of our Non-CEO NEOs. The Committee determined that this additional information was useful because of the variability of job content below the CEO level. The possibility of considerable variation in levels of responsibility and duties by title among our Non-CEO NEOs limits the reliability of a strict comparison against our Peer Group by job title alone. However, our Compensation Committee still considers the Peer Group information to be the primary source for NEOs comparison information, while the Hay Group surveys are considered a secondary source for the reasons stated above.

Overview of Compensation Programs for Named Executive Officers

The compensation earned by our NEOs for the fiscal year 2008 reflects the difficult economic environment we faced during the year. Sales declined significantly in 2008, leading to financial performance below our expectations. No cash incentive compensation was paid to our NEOs under the annual cash bonus plan since the financial targets were not achieved under the plan. For Fiscal 2008, we considered several factors, including current market conditions, business results, individual performance, leadership, potential and retention in determining annual salary and bonus target levels and long-term incentive awards. Pursuant to our compensation programs, we entered into Employment Agreements, Offer Letters and Change of Control Agreements with certain of our NEOs. Material items addressed in these agreements are set forth in the section herein entitled “Summary of Employment Agreements and Potential Payments Upon Termination or Change of Control.”

Summary Table of Components of Compensation and Actions Taken During 2008 and Year to Date.

In the following table we have summarized each element of NEO compensation, what each element is designed to reward, how we determine the amount for each element, the evaluation metrics, and the actions taken by the Compensation Committee during 2008 that were related to each element of compensation.

Elements	Objectives & Basis	Evaluation Metrics	Actions Taken by the Compensation Committee
Base Salary	To provide fixed income based on: • Size, scope and complexity of the individual’s role • Individual’s current and historical performance • Relative position compared to market pay information	Peer Group Compensation Position: • CEO base pay for 2008 is 15% below median of Peer Group CEO’s • NEO pay is 7% below median of Peer Group NEO data	• No change in NEO compensation in 2008 & 2009 • CEO has not received a base salary increase since joining the Company in 2005 • Approved hiring salary for CFO

Annual Cash Incentive	To provide focus and rewards for achievement of annual performance targets: • 2008 Performance Measures: — EBIT — Return-on-Invested-Capital

Performance Based:

•    Award opportunity ranges from 50% below to 50% above business plan target based on actual corporate performance relative to annual cash incentive plan performance targets

•    Total cash compensation is designed to pay around the median for meeting plan target performance, above market for superior performance, and below market when plan targets are not met

• No bonus authorized for 2008 because financial targets were not achieved • Established qualitative performance goals and cash flow measures for fiscal year 2009 annual incentive payment

Long-term Incentive

To provide incentive for delivering stockholder value creation and to retain executives.

Awards are made in stock options, performance shares, and restricted stock grants.

Stock options reward shareholder value creation over the long term:

•    Performance shares reward EPS objectives within a 3 year period

•    Time vested awards provide for ownership and retention

Performance Based:

•    Target award levels established to be greater than the 50th percentile but no more than the 75th percentile of the Peer Group data.

•    Actual performance criteria was based upon earnings per share targets of $1.60 and $1.80 for payment of half of the target award and $1.80 for the balance of the award for fiscal years 2008, 2009, or 2010. *

•    Mandated that a portion of the Company’s long term incentive compensation target will be performance based.

•    Set CEO long term incentive compensation in line with 75th percentile with 35% based on earnings per share achievement

•    Set NEO long term compensation in line with 75th percentile with 25% based on earnings per share achievement

•    Determined that a minimum of 50% of the equity award for NEOs will be performance based

Elements	Objectives & Basis	Evaluation Metrics	Actions Taken by the Compensation Committee
Benefits and Perquisites

To provide competitive health benefits and executive perquisites.

NEOs and their dependents are covered under an executive insurance plan that provides health and dental benefits.

NEOs also participate in other benefit plans made available to the company’s U.S.-based employees. They include:

•     Disability and Life Insurance

•     401(k) Plan and

Supplemental Savings Plan Supplemental Savings Plan is a non-qualified benefit that is identical to the broad-based plan but covers employees whose income is above the allowable level of the qualified plans.

All of our named executive officers received the following perquisites in 2008:

•     Car allowance

•     Reimbursement for a limited amount of financial counseling**

Peer Group Compensation Position

•    Froze existing Deferred Compensation Plans

•    Implemented new Deferred Compensation Plan that complies with 409A; simplified administration of Plan

•    Terminated Employee Stock Purchase Plan

•    Eliminated financial planning service

•    Suspended 401K match

Stock Ownership Guidelines	To ensure alignment with shareholder interests CEO 5 times base salary, NEOs 1.5 times base salary	Peer group ownership requirements	• No Change to stock ownership guidelines.

Other	To provide recognition for extraordinary performance	Reasonable total compensation	• Recognition award for Charles Brown for his service as acting CFO while continuing to perform duties as President—International

*	Equity awards are not being expensed due to low probability of achievement by the end of the performance period.
**	Eliminated by the Compensation Committee in 2008, effective 2009.

Base Salary

We view a competitive annual base salary as an important component of compensation to attract and retain executive talent. Annual base salaries also serve as the foundation for the annual corporate bonus plan, which expresses annual cash incentive opportunity as a percentage of annual base salary (long-term equity incentive compensation, by contrast, is not directly linked to annual base salary). We view annual base salary as a component of compensation that will be paid even if we do not achieve our annual financial performance goals. However, we will consider our financial performance when evaluating proposed salary budgets and may increase, maintain or decrease salaries of NEOs if our financial performance warrants such action.

The Compensation Committee reviews the NEOs’ base salaries in February of each year. In view of the Company’s performance and the NEOs competitiveness to market data, the Committee did not increase base salaries for any of our NEOs in 2008. The Committee believes that based on the Company’s overall performance in 2008, its decision not to increase salaries for the NEOs is consistent with its compensation philosophy and with its overall compensation objectives. Our CEO has not received a base salary increase since he began his employment with the Company in 2005. In 2008, our CEO’s base salary was at 15% below the median of the Peer Group. On average the other NEO’s base salaries were 7% below the median.

During its February, 2009 review of our executive base salary, the Committee noted that the total compensation package of salary, bonus and long-term compensation was more heavily weighted toward bonus and long-term incentives than would be reflected in compensation survey data. Therefore, the Committee is likely to adjust these components of compensation to better align with the market. This will be done by moving a portion of incentive opportunity into base salary. The Committee elected to delay making any such adjustments until February 2010 as compensation practices may change during this turbulent economic period.

Annual Cash Incentives (“Bonus Plan”)

In 2008, we designed a Bonus Plan to provide annual cash incentives (generally referred to as “bonuses”) for our NEOs that are based upon our ability to meet annual financial performance targets of ROIC (return on invested capital) and EBIT (earnings before interest and taxes). EBIT reflects the Company’s operating profit. ROIC reflects the Company’s efficiency in using capital. The Committee believes that these two measures are partly how investors evaluate the Company’s performance over the long term and are directly related to long-term stock performance. The NEOs’ actual bonuses under this plan are determined by total Company performance, as opposed to business unit performance, since we believe that their primary job is to direct the overall performance of the Company. Targets under the Bonus Plan are expressed as a percentage of annual base salary earned during the year. Targets increase with job scope and complexity, thereby increasing variable pay opportunity for jobs that have a greater impact on our annual results. In 2008, the target bonus for the CEO was 160% of his annual salary. The 2008 target bonuses for the President, International Division and President, North American Retail Division were 75% of their respective annual salaries. The 2008 target bonuses for the other NEOs were 70% of their respective annual salaries. The Compensation Committee attempts to approximate the median target bonuses based on Peer Group compensation levels. As a result of our financial results, no bonuses will be paid to the NEOs for the 2008 fiscal year performance.

Fiscal Year 2008 Performance Goals

At the beginning of 2008, we approved a Bonus Plan matrix that detailed the relationship between performance on the two financial metrics (EBIT and ROIC) and potential payout as a percentage of the target performance level. The matrix established (1) a threshold performance level below which no bonus may be paid to the NEOs (in 2008, the threshold performance level was 50% of target EBIT and ROIC), and (2) a target performance level for each metric at which 100% of the bonus target would be paid. The targets for the 2008 Bonus Plan were set in alignment with the 2008 business plan created by senior management and adopted by the Independent Directors (the “2008 Business Plan”). The 2008 Business Plan was designed to challenge management to achieve extraordinary performance. Therefore, the EBIT and ROIC included in the 2008 Business Plan (EBIT of $550,767,000 and ROIC of 11.2%) were adopted by the Compensation Committee as the performance targets for the Bonus Plan. When establishing the 2008 EBIT and ROIC targets as the same EBIT and ROIC set out in the 2008 Business Plan, the Compensation Committee recognized the ambitiousness of the business plan and felt that the target performance offered a significant challenge for management in light of the difficult business climate. The NEOs did not receive an annual bonus for 2008 based on the Company’s financial performance.

Fiscal Year 2009 Performance Goals

The Committee has established performance metrics for the fiscal year 2009 annual incentive payment that focus on our key financial and business objectives for 2009, and which the Committee believes will ensure that the Company continues to attract, retain and motivate executives to achieve financial performance objectives. Given the unprecedented business environment that the Company and the global economy will face during the next 12 months, the Committee has evaluated the most appropriate structure for measuring NEO performance during this difficult period.

In establishing these 2009 performance metrics, the Committee considered the key performance measures for the business given the current market environment. Specifically, the Committee believes that maintaining focus on earnings and cash flow will be essential to the Company’s success in 2009. For this reason, the Compensation Committee determined that for fiscal year 2009 one-third of the award under our Bonus Plan will be based on attaining a cash flow goal for the year. One-third will be based on attaining a goal relative to Earnings Before Interest, Taxes, Depreciation, and Amortization (or “EBITDA”) for the second half of 2009 to reflect the benefit of the implementation of various initiatives earlier in the year. In addition, the Committee established that one-third of the total award will be based on achieving qualitative goals set by the Committee. Qualitative goal achievement will be measured by the successful execution of initiatives set by the Board of Directors to optimize Office Depot’s financial health, maximize cash flow, reduce SG&A and capital expenditures. The objective is to create an incentive program that remains relevant throughout the year and aligns with our primary corporate goals.

Long-Term Equity Incentives

We also consider long-term equity incentive compensation to be critical to the alignment of executive compensation with shareholder value creation. Therefore, a market competitive long-term incentive component is an integral part of the overall executive compensation program. Our long-term equity incentive compensation awards are made pursuant to the Office Depot, Inc. 2007 Long-Term Incentive Plan (the “LTIP”).

The Committee evaluated the LTIP design in early 2008 in view of the Company’s stock price relative to mid-2007 to ensure that the annual number of shares granted in the form of equity incentives (as a percentage of common shares outstanding) is within acceptable levels in terms of both Peer Group and Hay Group survey data. The Compensation Committee concluded that allowing choice between options and restricted stock would remain as part of the long-term incentive program for NEOs in 2008 because the company provides minimal retirement oriented programs. This makes it necessary for each NEO to attain personal retirement goals from the compensation provided. The flexibility of choice in the delivery of long-term compensation assists with this planning at no additional expense to the Company. The NEOs are eligible for a target award consistent with our compensation philosophy of targeting total direct compensation at the median of the Peer Group and the Committee’s desire to have equivalent equity incentive target grants among NEOs with similar titles. Individual performance can modify target long-term equity incentive levels up to plus or minus 25%; however payouts are limited by the overall long-term equity incentive pool which was calculated using the current eligible participants and their target valuations. The flexing of any grant size for a NEO (other than the CEO) is based on an assessment of performance as conducted by the CEO and recommended to the Committee. The CEO’s equity incentive grant is determined based on proxy information on long-term equity grants to CEOs in the Peer Group, a discretionary assessment of the CEO’s performance compared to current year business plan and a comparison to Peer Group and broader market performance.

Time-Vested Equity Awards

Our 2008 annual equity grants consist of a targeted dollar award value that is then translated into a combination of stock options and/or time-based restricted stock. The use of a target dollar value for the awards assures an appropriate comparison to market and assures that long-term incentive costs are controlled. The number of stock options is higher than the number of shares of time-based restricted stock for the same dollar value because, unlike restricted stock which is a “full value” award, stock option value is based solely on the appreciation in the value of the underlying shares against the exercise price. Stock options are valued using the Black-Scholes option pricing model. However, regardless of the “mix” of stock options and restricted stock, the grant value by position is the same, based upon present value calculations of the value of options and restricted stock on the date of grant. Prior to the approval of an award by the Committee, an NEO was permitted to request the form of the annual long-term incentive grant from the following alternative equity combinations:

•	100% in the form of stock options;

•	100% in the form of restricted stock;

•	75% in the form of stock options and 25% in the form of restricted stock;

•	75% in the form of restricted stock and 25% in the form of stock options; or

•	50% in the form of stock options and 50% in the form of restricted stock.

Performance-Based Equity Awards

In March 2008, the Compensation Committee approved a performance-based long-term equity incentive vehicle in addition to the long-term incentive awards previously provided through time-vested stock options and restricted stock elections. The primary goal of the new performance-based equity component is to incentivize earnings per share growth during a three-year period from 2008 through 2010. One half of the new performance- based equity awards will vest upon attainment of $1.60 per share for fiscal year 2008 through 2010. The other half will vest upon the attainment of $1.80 per share during the same period. The Committee selected the two earnings per share goals based upon recent historical Company performance and projected financial performance. The Committee believes that the performance-based equity awards are consistent with its performance-based compensation philosophy. Given the Company’s current performance we are not accruing expenses for this award. Any performance-based equity awards that have not vested by 2010 will be forfeited. The shares underlying these equity awards that are not vested will be returned to the pool of authorized shares under the LTIP.

Equity Awards Levels

The CEO’s equity grant for 2008 was the equivalent of $3,250,000 for his annual grant, plus an additional $1,750,000 in performance shares, which provided target compensation in line with the stated compensation philosophy for long-term incentive grants of being greater than the 50th percentile but no more than the 75th percentile of the Peer Group data. The other NEOs’ long term incentive equity grant levels were increased by adding a performance share component to NEO equity compensation in 2008. The increase in value for target compensation for this group was also in line with the stated compensation philosophy for long-term compensation. The increase in target value added through the performance share grants for both the CEO and other NEOs provides better alignment of aggregate target total direct compensation levels with the Peer Group median to 75th percentile data and further aligns executive pay with shareholder interests. The NEOs may realize value if the stock price has meaningful growth. The differentials among NEOs are based upon competitive levels for each NEO’s position based on the Hay Group survey data and Peer Group proxy data. Internal job comparison is also considered in grouping the NEOs within equal levels of compensation targets.

2008
Chief Executive Officer	$5,000,000
Chief Financial Officer	$1,500,000
Division Presidents	$1,900,000
Executive Vice President	$1,100,000
Other Executive Vice Presidents	$1,100,000

The Black-Scholes option pricing model was used in 2008 to determine the grant date number of stock options. The grant date fair market value is used to determine the number of shares of restricted stock. In each case, the number of stock options or shares of restricted stock is calculated to attain the targeted economic value set forth above. The dollar value of the long term incentive awards in 2009 for Non-CEO NEOs was in accordance with the Committee’s stated compensation philosophy for long-term incentive grants of being greater than the 50th percentile but no more than the 75th percentile of our Peer Group data.

Both stock options and restricted stock grants vest over time, generally with one-third vesting on each of the first, second, and third anniversaries of the date of the grant, providing the executive remains in our employment. However, the LTIP provides that for any recipient of restricted stock who has attained at least age 60 and who has at least five years of continuous service with the Company, vesting of restricted stock is immediate. The vesting schedule is intended to promote retention. If an executive leaves the Company for any reason other than death, disability or retirement before vesting, the unvested stock options or restricted stock awards are forfeited. Stock options generally have a seven-year term. Section 16 officers, including NEOs, who are involuntarily terminated from the Company, other than for cause, or who voluntarily terminate their employment after completing five years of continuous service, have eighteen (18) months to exercise stock options that are vested at the time of separation.

The LTIP provides that stock options may not be granted with exercise prices set at less than 100% of fair market value of the stock option. Our LTIP defines “fair market value” as the closing stock price on the date of grant. The grant date is the date on which the Compensation Committee actually meets and takes action to make the grants. The LTIP does not permit repricing of stock options. No back-dating of stock options is permitted under any circumstances. The annual equity grants for 2008 were approved by the Committee at a meeting in March 2008 after our earnings were released for the 2007 year end. The Committee grants equity under the shareholder approved 2007 Long-Term Equity Incentive Plan in accordance with its policy of making grants at least 5 days but not more than 30 days following the release of earnings. Officer new hire grants made during the year are granted on the later of the first business day of employment or on the business day following the grant approval by the Compensation Committee Chair. In addition to the new performance-based equity awards, the Compensation Committee adopted a policy that provides that at least 50% of the equity awards to the NEOs beginning in 2009 will be performance-based equity awards that are earned or paid out based on the achievement of reasonable performance targets and to disclose those targets in our proxy statement. The Committee also approved the disclosure of the qualitative and quantitative performance criteria and hurdle rates used to determine the payouts of the NEO’s annual cash bonus program and/or long-term incentive cash plan. From this disclosure, stockholders will know the minimum level of performance required for any such performance-based equity grants to be earned or paid out. The Committee believes this policy is consistent with its overall compensation philosophy of pay for performance and maintains the Committee’s commitment to transparency in executive compensation.

Benefits and Perquisites

We provide our NEOs with a basic set of core benefits (e.g., coverage for medical, dental, vision care, prescription drugs, basic life insurance, long term disability coverage, car allowance) plus voluntary benefits that an NEO may select (e.g., supplemental life insurance). Our overall benefits philosophy is to focus on the provision of these core benefits, with NEOs able to use their cash compensation to obtain such other benefits as they individually determine to be appropriate for their situations. Our CEO is entitled, pursuant to his Employment Agreement, to the use of Company provided aircraft for personal travel, but such usage is strictly limited to not more than 100 hours of such personal air travel per year. In 2008, benefits and perquisites comprised approximately 4% of total direct compensation for the CEO. No other NEO had benefits and perquisites that comprised more than 4% of the total direct compensation, excluding new hire relocation expenses. Benefits and perquisites provided to the NEOs are summarized in the Summary Compensation Table and Nonqualified Deferred Compensation Table, including footnotes. Effective January of 2009, the Company decided to eliminate certain benefits which impact and reduce benefits packages for our NEOs. The Company will no longer fund the Financial Counseling and Income Tax Preparation Services, the 15% discount through the Employee Stock Purchase Plan, or the matching contributions to the Office Depot Retirement Savings 401(k). In addition, the Office Depot Deferred Compensation Plans will cease.

Deferred Compensation Plans

The Company currently maintains two separate non-qualified deferred compensation plans. One of the plans is for our executive officers and members of our Board of Directors (“Officers DCP”). The other plan is for all highly compensated employees of the Company (“DCP”). Both plans are Trusted and administered separately. In October 2008, the Compensation Committee approved a new non-qualified deferred compensation plan (“DCPII”) to be administered by one administrator. The Officers DCP and DCP have been frozen and the plan provisions as of December 31, 2004 were grandfathered. Both of the grandfathered plan documents were amended for compliance with 409A of the Internal Revenue Code. Under the new DCPII our NEOs will continue to be allowed to voluntarily defer cash compensation. This allows NEOs to defer additional compensation over the limits applicable under the Internal Revenue Code to ERISA qualified plans such as the Company’s 401(k) plan. The maximum deferral allowed into our DCPII is 50% of base salary and 75% of annual bonus. We also provided a match for contributions to the DCPII. The match for 2008 is 50% of the first 6% of cash compensation deferred into the DCPII. Company matching contributions made to an NEO’s 401(k) Plan account are not duplicated in the NEO’s DCPII account. In order to receive Company matching contributions in the DCPII, a contribution of 6% must be deferred to the 401(k) Plan for a full Plan Year, and the NEO must reach the IRS compensation limit of $230,000 (at which time the 401(k) Plan contributions automatically stop), and also contribute to the DCPII for that Plan Year. Based on the DCPII contribution rate, they will receive a Company matching contribution to the DCPII of $0.50 for every $1.00 on the compensation in excess of the IRS compensation limit of $230,000. The Company match for 2009 has been canceled. The Company’s matching contributions were discontinued due to this difficult economic period.

Risk Review

The global financial and credit crisis has presented challenges for many companies, including ours. The Committee has generally reviewed, analyzed and discussed our executive compensation incentive programs in the context of how the current global economic and financial situation might affect the program. The Committee does not believe that any aspects of the compensation program encourage the named executive officers to take unnecessary and excessive risks. In addition, the Committee believes that various elements of this program effectively achieve the objective of aligning compensation with performance measures that are directly related to the Company’s financial goals and the creation of stockholder value.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (“Code”) generally does not allow a tax deduction to public companies for compensation in excess of $1 million paid to the CEO or any of the other NEOs. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based” as defined in section 162(m). We strive to structure compensation to come within the deductibility limits set in section 162(m) whenever possible. However, we believe that we must maintain the flexibility to take actions which we deem to be in the best interests of the Company but which may not qualify for tax deductibility under section 162(m). In fiscal 2008, no NEO had a base salary in excess of $1,000,000.

Impact of Regulatory Requirements on 2008 Compensation

In addition to Section 162(m), we considered other tax and accounting provisions in developing the pay programs for our NEOs, including the CEO. These include the special rules applicable to non-qualified deferred compensation arrangements under Code section 409A and the accounting treatment of various types of equity- based compensation under Statement of Financial Accounting Standards No. 123(R) as well as the overall income tax rules applicable to various forms of compensation. While we tried to compensate our executives in a manner that produced favorable tax and accounting treatment, our main objective was to develop fair and equitable compensation arrangements that appropriately incentivized, rewarded and retained executives.

Stock Ownership Guidelines

We believe that our NEOs should maintain a meaningful equity interest in the Company through ownership of stock that they acquire either with their own funds, or by retaining restricted stock that has vested rather than disposing of such stock. Stock ownership helps NEOs to better understand the viewpoint of shareholders and encourages them to enhance shareholder value. To further those objectives, we have established executive stock ownership guidelines to encourage and require such holdings by the CEO and other NEOs. Under these guidelines, the CEO is expected to hold Company stock equal to at least five times his base salary. Other NEOs are expected to hold Company stock equal to at least one and a half times their base salaries. NEOs have five years to satisfy this stock ownership requirement, and stock must be held until the earlier of retirement or termination of employment. The Compensation Committee annually reviews our ownership guidelines and each NEO’s progress toward meeting these guidelines. In 2008, the Committee along with Hay Group maintained the current guidelines as appropriate. In 2009, the Committee will review the current ownership guidelines (established in 2005) and determine if any changes are warranted in either the level of shares required to be held or in the methodology to calculate level (i.e., multiple of salary or fixed number of shares). As of February 9, 2009, three of five NEOs met the stock ownership goals applicable to them. The remaining NEOs are within the 5-year time frame set forth for compliance. The Committee reviewed the guidelines in July following the availability of proxy Peer Group information. The CEO exceeds the requirements of five times base compensation. In 2008, the NEO’s have exceeded or had reasonable ownership given their tenure with the Company.

Employment Agreements; Termination Severance and Change of Control

We have entered into written offer letter agreements, employment agreements and change of control agreements with certain of our NEOs that provide for the payment of additional and future compensation of such NEOs in the event of certain types of terminations and, in some cases, in the event of a change of control of our Company. The terms of these offer letter agreements and employment agreements were established, usually in connection with the NEOs initial hire by the Company. The termination of employment provisions of the offer letter agreements and employment agreements were entered into to address competitive concerns when the NEOs were recruited, by providing those individuals with a fixed amount of compensation that would offset the potential risk of leaving their prior employer or foregoing other opportunities to join the Company.

We believe these change of control arrangements effectively create incentives for our executive team to build stockholder value and to obtain the highest value possible should we be acquired in the future, despite the risk of losing employment and potentially not having the opportunity to otherwise vest in equity awards which comprise a significant component of each NEO’s compensation. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements, particularly given the high levels of competition for executive talent in the retail sector.

Mr. Michael Newman was appointed our Executive Vice President and Chief Financial Officer on August 27, 2008. In connection with Mr. Newman’s appointment we entered into a Change in Control Agreement similar to those we have with our other executive officers. Prior to Mr. Newman’s appointment, Mr. Charles Brown, our President, International Division, served as acting CFO from March, 2008 to August, 2008.

For a detailed description of these agreements and the potential amounts that we may be obligated to pay in the event these agreements are triggered, see “Summary of Executive Agreements and Potential Payouts Upon Termination or Change of Control” below.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 27, 2008.

THE COMPENSATION COMMITTEE:

Lee A. Ault (Chair)

David W. Bernauer

Marsha J. Evans

W. Scott Hedrick

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of the following Independent Directors: Lee A. Ault, David W. Bernauer, Marsha J. Evans, and W. Scott Hedrick. None of our executive officers has served on the Board of Directors or compensation committee (or other committee serving an equivalent function) of any other entity of which executive officers have served on our Board of Directors or Compensation Committee.

SUMMARY COMPENSATION TABLE

The following table provides a summary of the annual and long-term compensation which we paid to (or deferred for, or that was attributable to/earned with respect to 2006, 2007 and 2008) for our NEOs for services rendered during the 2006, 2007 and 2008 fiscal years.

Summary Compensation Table for Fiscal Year 2006, 2007 & 2008

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Named Officers	Year	Salary	(1) Bonus	(2) Stock Awards	(2) Option Awards	(3) Non-Equity Incentive Plan Compensation	Change in Pension Value and NQ Deferred Compensation Earnings	All Other Compensation		Total
								Total Other
Steve Odland	2008	$1,000,000	—	$1,221,444	$6,851,280	—	—	$288,700	(4)	$9,361,424
Chief Executive Officer	2007	$1,000,000	—	$1,912,000	$9,432,737	—	—	$518,309		$12,863,046
	2006	$1,000,000	—	$1,912,000	$6,220,532	$2,220,840	—	$395,709		$11,749,081

Michael Newman*	2008	$199,519	$100,000	—	$166,667	$148,077	—	$61,009	(5)	$675,272
Chief Financial Officer	2007	—	—	—	—	—	—	$0		$—
	2006	—	—	—	—	—	—	$0		$—

Charles Brown	2008	$625,000	$250,000	$127,649	$1,260,616	—	—	$69,035	(6)	$2,332,300
President, International	2007	$622,308	—	$196,742	$926,362	—	—	$54,032		$1,799,444
	2006	$615,000	—	$683,519	$589,543	$616,821	—	$41,227		$2,546,110

Carl (Chuck) Rubin	2008	$625,000	—	$855,550	$475,043	—	—	$74,568	(7)	$2,030,161
President, North American Retail	2007	$611,539	—	$502,679	$584,276	—	—	$61,550		$1,760,044
	2006	$568,615	—	$876,338	$650,388	$569,866	—	$48,370		$2,713,577

Steve Schmidt	2008	$625,000	—	$888,888	$333,351	—	—	$278,767	(8)	$2,126,006
President, Business Solutions Division	2007	$274,038	—	$208,332	$138,896	$205,529	—	$22,474		$849,269
	2006	—	—	—	—	—	—	$0		$—

Pat McKay**	2008	$136,147	—	$(64,516)	$(131,412)	$101,769	—	$672,790	(9)	$714,778
Former Chief Financial Officer	2007	$550,577	—	$209,373	$1,099,893	—	—	$43,221		$1,903,064
	2006	$525,000	—	$229,885	$867,925	$488,943	—	$98,260		$2,210,013

*	Mr. Newman joined the Company on August 27, 2008.
**	Ms. McKay’s employment terminated effective March 1, 2008.
(1)	Column (d) is used to record non-equity discretionary (non-incentive based) bonuses made to our NEO’s. Non-equity incentive-based bonuses paid under our Bonus Plan are disclosed in column (g). Amounts for Mr. Newman represent a new hire bonus and amounts for Mr. Brown represent a special bonus in recognition for serving as acting CFO from March 1, 2008 through August 27, 2008.
(2)	The dollar amounts in columns (e) and (f) represent the aggregate proportionate dollar amounts recognized for financial statement reporting purposes for the fiscal years ended 2006, 2007 and 2008 in accordance with proportionate fair value of stock and options granted in fiscal years 2006, 2007 and 2008 recognized as a compensation expense in the Company’s financial statements for fiscal year 2008 in accordance with Statement of Financial Accounting Standards (“FAS”) No. 123R, “Share-Based Payment” (“FAS 123R”) disregarding estimates of forfeitures related to service-based vesting conditions. The negative balance shown for Ms. McKay in 2008 reflects the actual forfeiture of equity awards upon Ms. McKay’s termination. These awards were being amortized over the 2007 & 2008 fiscal years. The cumulative reversal of the expense occurs at the time of her termination. See Note A of the consolidated financial statements in our Annual Report regarding assumptions underlying valuation of equity awards.
(3)	The amounts in column (g) reflect cash awards earned under the 2006, 2007 and 2008 Bonus Plans. Mr. Newman is entitled to a guaranteed pro rata bonus pursuant to the terms of his employment offer letter and Ms. McKay is entitled to a pro rata bonus pursuant to the terms of her severance agreement. In 2007 Steve Schmidt earned a guaranteed pro rata bonus pursuant to the terms of his employment offer letter.
(4)

All Other Compensation for Mr. Odland in 2008 included a Company matching contribution of $25,754 to his account under our non-qualified deferred compensation plan and a matching contribution of $13,650 under our 401(k) plan. The amount also includes the following perquisites or personal benefits: a car allowance, legal fees related to the review of an amendment to Mr. Odland’s employment agreement, the incremental cost of personal aircraft usage of $204,952, calculated as described below, participation in the Company’s executive medical and executive long-term disability plans and an executive physical. This amount does not include the payment by the Company of certain legal fees of $682,135, which the Company does not consider a perquisite or personal benefit because such fees are integrally and directly related to the performance of Mr. Odland’s duties as an executive officer. For 2008 the incremental cost of personal use of company aircraft includes the actual cost of fuel and additives, trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hangar or aircraft parking costs, certain other smaller variable costs for each personal trip leg plus an allocation of maintenance costs based on the per mile cost to maintain the planes multiplied by the number of personal miles flown. Fixed costs that would be incurred in any event to operate company aircraft (such as, aircraft and hangar lease costs, depreciation, flight crew salaries) are not included. This method of calculation differs from prior years where the Company calculated the aircraft’s variable cost to arrive at a cost per mile, which was multiplied by the number of personal miles flown and then multiplied again by the number of persons on the personal flight. The Company revised its calculation methodology to appropriately reflect the true incremental cost to the Company of personal aircraft usage.

(5)	All Other Compensation for Mr. Newman in 2008 included relocation expenses of $44,063, the costs associated with Mr. Newman’s participation in our executive medical plan and a car allowance.
(6)	All Other Compensation for Mr. Brown in 2008 included a car allowance based on cash payments made, participation in the Company’s executive medical and executive long-term disability plans, a Company matching contribution to Mr. Brown’s account under our 401(k) plan of $13,850 and a Company matching contribution to Mr. Brown’s account under our non-qualified deferred compensation plan of $20,557.
(7)	All Other Compensation for Mr. Rubin in 2008 included a car allowance based on cash payments made, financial planning costs based on payments made to a third-party vendor, participation in the Company’s executive medical and executive long-term disability plans, a Company matching contribution to Mr. Rubin’s account under our 401(k) plan, an executive physical and payments for Mr. Rubin’s expenses to attend a Company-sponsored event. In 2008 Mr. Rubin also received a Company matching contribution to his account under our non-qualified deferred compensation plan of $12,318.
(8)	All Other Compensation for Mr. Schmidt for 2008 included a Company matching contribution to Mr. Schmidt’s account under our 401(k) plan, the costs associated with Mr. Schmidt’s participation in our executive medical and long term disability plans, an executive physical, a car allowance, financial planning costs, payments for Mr. Schmidt’s expenses to attend a Company-sponsored event and relocation expenses of $199,818. In 2008 Mr. Schmidt also received a Company matching contribution to his account under our non-qualified deferred compensation plan of $18,484.
(9)	All Other Compensation for Ms. McKay in 2008 included a car allowance based on cash payments made, participation in the Company’s executive medical and executive long-term disability plans, an executive physical, a matching contribution to Ms. McKay’s account under our 401(k) plan and legal fees related to her separation arrangement with the Company. This amount does not include the payment by the Company of certain legal fees of $610,830, which the Company does not consider a perquisite or personal benefit because such fees are integrally and directly related to the performance of Ms. McKay’s duties while serving as an executive officer. Ms. McKay’s employment terminated effective March 1, 2008. In 2008 Ms. McKay received $633,033 in severance payments pursuant to the terms of her severance agreement. Amounts include base salary, COBRA premiums and an annual bonus at target payable over an 18-month period following the date of termination.

Grants of Plan-Based Awards in Fiscal Year 2008 (1)

(a)	(b)	(c-e)			(f-h)				(i)	(j)		(k)	(l)	(m)
Named Officers	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares / Units	All Other Option Awards: Number of Securities Underlying Options		(7) Exercise or Base Price of Option Awards	Closing Market Price on the Date of the Grant	(8) Grant Date Fair Value
		(2) Threshold ($)	(3) Target ($)	(4) Maximum ($)	Threshold (#)	(5) (9) Target (#)		Maximum (#)
PEO—Steve Odland	3/5/2008	$700,000	$1,600,000	$2,400,000	—	288,376	(R)	—	—	—		—	$11.270	$3,250,000
	3/5/2008					155,280	(S)	—	—	—		—	$11.270	$1,750,000
PFO—Mike Newman	8/27/2008	—	$139,663	$209,495	—	—		—	—	403,877	(6)	$6.800	$6.800	$1,500,000
Charles Brown	3/5/2008	$234,375	$468,750	$703,125	—	285,423	(O)	—	—	—		$11.270	$11.270	$1,400,000
	3/5/2008					44,366	(S)	—	—	—		—	$11.270	$500,000
Chuck Rubin	3/5/2008	$234,375	$468,750	$703,125	—	124,224	(R)	—	—	—		—	$11.270	$1,400,000
	3/5/2008					44,366	(S)	—	—	—		—	$11.270	$500,000
Steve Schmidt	3/5/2008	$234,375	$468,750	$703,125	—	124,224	(R)	—	—	—		—	$11.270	$1,400,000
	3/5/2008					44,366	(S)	—	—	—		—	$11.270	$500,000

(1)	No payments were made to our NEOs under the Bonus Plan for 2008 performance, with the exception of Mr. Newman. Mr. Newman will receive a prorated bonus at 70% of target pursuant to his employment offer letter.
(2)	The amounts shown in column (c) reflect the minimum payments each NEO could have expected to receive if the Company reached at least its threshold performance goal in 2008 under our Annual Corporate Bonus Plan. Threshold payouts were set at 50% for all NEOs other than the CEO, and at 70% (per contractual arrangement) for the CEO upon achieving target actual performance for each NEO for 2008. Performance below the Plan threshold level resulted in no bonus being paid, and our NEOs received zero bonus. Pursuant to Mr. Newman’s offer letter, he is guaranteed a prorated bonus at 70% of target.
(3)	The amounts shown in column (d) reflect the target payments each NEO could have expected to receive if the Company reached its target performance goals in 2008 under our Annual Corporate Bonus Plan. Each NEO’s target annual bonus is expressed as a percentage of such officer’s annual base salary. For 2008, the CEO’s target bonus percentage was 160% of annual base salary. For 2008, the target bonus percentage was 75% for Messrs. Brown, Rubin and Schmidt. See “CD&A—Annual Cash Incentives (“Bonus Plan”) for additional details on our Bonus Plan.
(4)	Under our 2008 Bonus Plan there is a maximum payout of 150% of target if the Company exceeds its target performance goals; however, the aggregate amount of annual bonuses paid will not exceed 20% of incremental EBIT (earnings before interest and taxes).
(5)	Represents awards of restricted stock and stock options under the Company’s 2007 Long Term Incentive Plan (the “LTIP”). As discussed in “CD&A—Long-Term Equity Incentives,” annual awards are calculated by a dollar value that is then translated into stock options, restricted stock or a combination of the two at the election of the awardee. Stock option and restricted stock awards granted in 2008 (with the exception of performance awards, referenced in footnote 5, below) vest and become exercisable ratably over the three-year period following the grant date.
(6)	Reflects options received by Mr. Newman at the time of hiring in August of 2008.
(7)	Under our LTIP, grants of stock options must have an exercise price equal to or greater than their “fair market value” on the grant date. The LTIP defines “fair market value” as the closing stock price on the New York Stock Exchange on the grant date.
(8)	Computed in accordance with FAS 123R. See Note A of the consolidated financial statements in our Annual Report on Form 10-K regarding assumptions underlying valuation of equity awards.
(9)	The (O) reflected next to the target amounts in column (g) above is used to designate options, the (R ) reflected next to those target amounts is used to designate restricted stock and the (S) reflected next to those target amounts is used to designate performance shares. See “CD&A—Long term Equity Incentives” for discussion of the choice of options, restricted stock, performance shares or a combination thereof that may be made by our NEOs.

Outstanding Equity Awards at 2008 Fiscal Year-End
	Option Awards							Stock Awards
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Named Officers	Number of Securities Underlying Unexercised Options (#) Exercisable		(1) Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	(2) Number of Shares or Units That Have Not Vested		(3) Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
PEO—Steve Odland	356,824		178,412			$33.0650	2/14/13
	233,499		466,998			$33.6050	2/28/14
			422,098	(5)		$33.6050	2/28/14
			422,097	(5)		$33.6050	2/28/14
	1,000,000					$19.1200	3/11/15
	1,000,000					$22.9440	3/11/15
								288,376		$844,942
								155,280	(6)	$454,970

PFO—Michael Newman			403,877			$6.8000	8/27/15

Charles Brown	37,500					$16.3750	8/4/09
	16,667					$9.2000	2/12/11
	50,000					$13.7900	10/8/11
	40,000					$16.0650	2/4/12
	18,750	(4)				$16.0650	2/4/09
	40,000					$11.4850	2/14/13
	18,750	(4)				$11.4850	2/14/10
	40,000					$17.5450	2/18/14
	18,750	(4)				$17.5450	2/18/11
	50,000					$18.0850	2/11/12
	25,000					$28.2450	7/26/12
	62,444		31,222			$33.0650	2/14/13
	46,699		93,400			$33.6050	2/28/14
			285,423			$11.2700	3/5/15
								3,529		$10,340
								44,366	(6)	$129,992

Chuck Rubin	160,000					$17.7200	3/1/14
	37,500	(4)				$17.7200	3/1/11
	50,000					$18.0850	2/11/12
	41,629		20,815			$33.0650	2/14/13
								7,057		$20,677
	23,350		46,700			$33.6050	2/28/14
								13,887		$40,689
								124,224		$363,976
								44,366	(6)	$129,992

Outstanding Equity Awards at 2008 Fiscal Year-End
	Option Awards						Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Named Officers	Number of Securities Underlying Unexercised Options (#) Exercisable	(1) Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	(2) Number of Shares or Units That Have Not Vested		(3) Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Steve Schmidt	37,349	74,698			$28.7300	7/24/14
							34,807		$101,985
							124,224		$363,976
							44,366	(6)	$129,992

Former PFO—Pat McKay	11,250		(7)		$16.4100	9/3/09		(7)
	4,200				$18.0850	9/3/09
	113,333				$31.0600	9/3/09
	47,576				$33.0650	9/3/09
	26,685				$33.6050	9/3/09

(1)	Except as otherwise disclosed in this table, stock options vest and become exercisable in three equal installments each year beginning on the first anniversary of the grant date.
(2)	Except as otherwise disclosed in this table, restricted stock awards vest in three equal annual installments beginning on the first anniversary of the grant date.
(3)	Market value of unvested restricted stock awards computed by multiplying the number of shares by $2.93, the closing price of our common stock on the New York Stock Exchange on December 26, 2008.
(4)	Represent performance options granted under the 2002, 2003, and 2004 Performance Options Programs. Options become exercisable in their entirety on the fifth anniversary of the date of grant. The vesting period may be accelerated if certain stock price performance is achieved prior to the fifth anniversary. Upon a 25% increase in stock price from the date of grant, 50% of options vest. Upon a 50% increase in stock price from the date of grant, the remaining 50% of options vest. The accelerated vesting occurs when the average closing price over a 20 day period equals the established stock price hurdle. Options pursuant to all programs vested prior to 2007.
(5)	Reflects a special equity award made to Mr. Odland, consisting of a non-qualified stock option award under the LTEIP. The Award consists of two separate grants of non-qualified stock options: a) An option to acquire 422,098 shares vesting 100% five years from the grant date on February 28, 2012 (the “Vesting Date”), provided that Mr. Odland is still employed by the Company on that date. b) An option to acquire 422,097 shares (Performance Option Shares) which vest on February 28, 2012, only if the average closing price of a share of common stock of the Company equals or exceeds 150% of the option exercise price (or $50.407 per share) for a period of at least ninety consecutive calendar days on the NYSE prior to February 28, 2012 and provided that Mr. Odland is still employed by the Company on such date. If the performance goals described are not achieved prior to February 28, 2012, the Performance Option Shares shall be forfeited.
(6)	Represent performance shares granted in 2008 under the annual LTIP.
(7)	Ms. McKay resigned in February 2008. Upon her termination all of her vested options shall remain exerciseable for a period of 18 months. All unvested restricted stock is forfeited.

Option Exercises and Stock Vested in Fiscal Year 2008

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Named Officers	(6) Number of Shares Acquired on Exercise (#)	(6) Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	(5) Value Realized on Vesting ($)
PEO—Steve Odland	—	—	100,000(1)	$1,117,000
PFO—Mike Newman	—	—	—	—
Charles Brown	—	—	4,195(2)	$55,002
Chuck Rubin	—	—	14,000(3)	$181,386
Steve Schmidt	—	—	17,403(4)	$117,992
Former PFO—Pat McKay	—	—	700(7)	$9,888

(1)	Represents vesting of restricted stock award granted in 2005 on his hiring date.
(2)	Represents vesting of restricted stock awarded upon promotion to president and restricted stock awarded as part of the 2006 annual grant.
(3)	Represents vesting of restricted stock as part of the 2006 and 2007 annual grant.
(4)	Represents vesting of restricted stock granted in 2007 upon his hiring.
(5)	Value of restricted stock calculated by multiplying the number of shares by the fair market value of our common stock on the New York Stock Exchange on the vesting date.
(6)	None of our NEO’s exercised any options in 2008, therefore, columns (b) and (c ) are left blank.
(7)	Represents vesting of restricted stock awarded in 2005 under our LTEIP while serving as a Director prior to joining the Company as PFO.

Nonqualified Deferred Compensation

In addition to offering a traditional qualified defined contribution retirement savings, or “401(k)” plan, we also sponsor non-qualified deferred compensation plans for the benefit of our executive officers, including our NEOs. For a detailed description of the “Office Depot, Inc. Non-Qualified Deferred Compensation Plan” and the “Officer Deferred Compensation Plan,” see “Compensation Discussion and Analysis—Benefits and Perquisites.”

The following table reflects information related to our non-qualified deferred compensation plans. Information regarding our qualified plans such as our “401(k)” plan which is generally available to all employees is not included.

	Nonqualified Deferred Compensation
(a)	(b)	(c)	(d)		(e)
Named Officers	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
PEO—Steve Odland	$62,942	$25,754	$(233,038)	$(157,245)	$432,000
PFO—Mike Newman	$—	$—	$—	$—	$—
Charles Brown	$53,436	$20,557	$(1,424,278)	$(25,250)	$3,323,015
Chuck Rubin	$36,958	$12,318	$(1,191)	$—	$48,085
Steve Schmidt	$49,289	$18,484	$(6,151)	$—	$61,622
Former PFO—Pat McKay	$6,642	$—	$8,017	$(5,821)	$326,027

Director Compensation

During its February 2008 meeting, the Compensation Committee set the compensation of outside directors at an annual targeted economic value of $250,000 (with not more than $75,000 to be in the form of cash, at the Directors’ election). The remainder is in the form of stock options and/or restricted stock, the combinations of which the Directors will choose based upon the same five choices offered to the NEOs. The purpose of this allocation of compensation is to more closely align the compensation of the Directors with the interests of long-term shareholders of the Company.

The Audit Committee Chair receives additional compensation of $25,000 annually for serving in that role, with other Committee Chairs each receiving $15,000 annually for serving as chairs of their respective committees. This additional compensation may be taken in the form of stock options, restricted stock and/or cash. The Compensation Committee made these changes to director compensation after reviewing the board compensation levels of the 23-member peer group (described above under “Benchmarking of Compensation”) and other data provided by the Compensation Committee’s compensation consultant, the Hay Group.

In 2008, the Compensation Committee stock ownership guidelines for our Directors required that all Directors own an amount of the Company’s stock equal in market value to $250,000. The ownership guidelines are equal to our Directors’ current annual compensation (excluding Committee Chair additional compensation). As of December 31, 2008, the current holdings for each Director is appropriate considering the current market value and that the date within which to achieve this goal is not yet arrived.

Director Legacy Program

A predecessor company, Viking Office Products, Inc., established a director legacy program in 1996. Under this program, any member of the Viking Board of Directors was permitted to nominate one or more charitable organizations to receive a future charitable contribution from Viking in the amount of $1,000,000. A portion of the gift is made at the time of the Director’s retirement and the remainder was to be paid at the time of the Director’s death. In order to fund these charitable gift payments, Viking took out a life insurance policy on each Director’s life. In 1998, the Company acquired Viking, and now the Company is the owner and beneficiary of the policies. Director participants and their estates have no legal right to the policy or its proceeds. The Company uses all of the proceeds of the life insurance policies to fund the charitable gifts designated by the director participant. All of the premiums of the life insurance policies have been paid in full and no further premiums are required. There are no additional costs related to the maintenance of this program. Messrs. Ault and Austrian are currently the only two participants in this program as they are the only members of the current Board of Directors who were members of the Board of Directors of Viking.

Director Compensation Table for Fiscal Year 2008

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
(1) Directors	Fees Earned or Paid in Cash	(2)(3)(7) Stock Awards	(2)(3)(8) Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and NQ Deferred Compensation Earnings	(4) All Other Compensation		(6) Total
						Total Other
Lee Ault	—	$266,055	$59,037	—	—	$44,668		$369,760
Neil Austrian	$75,000	$0	$248,333	—	—	$10,210		$333,543
David Bernauer	$75,000	$1,055	$234,037	—	—	$30,030		$340,122
Abelardo Bru	$75,000	$176,055	$59,037	—	—	$5,000		$315,092
Marsha Evans	$75,000	$194,439	—	—	—	$2,250		$271,689
David Fuente	$75,000	$191,055	$59,037	—	—	$47,737	(5)	$372,829
Brenda Gaines	$75,000	$1,055	$259,037	—	—	$—		$335,092
Myra Hart	$75,000	$44,805	$190,287	—	—	$24,186		$334,278
Scott Hedrick	$75,000	$88,555	$146,537	—	—	$—		$310,092
Kathleen Mason	$75,000	$106,951	$87,500	—	—	$—		$269,451
Michael Myers	—	$1,055	$309,037	—	—	$—		$310,092

(1)

Steve Odland, the Company’s Chair and CEO, is not included in this table as he is an employee of the Company and receives no additional compensation for his services as a director. The compensation received by Mr. Odland as an employee of the Company is shown in the Summary Compensation Table for Fiscal Year 2008. Mr. Bru resigned as a Director effective December 31, 2008.
(2)	The dollar amounts in columns (c) and (d) reflect the amounts recognized for financial statement reporting purposes for the fiscal year ended December 27, 2008 in accordance with Statement of Financial Accounting Standards (“FAS”) No. 123R, “Share-Based payment” (“FAS 123R”) disregarding estimates of forfeitures for service-based vesting conditions. See Note A of the consolidated financial statements in our Annual Report regarding assumptions underlying valuation of equity awards. These dollar amounts include amounts from awards granted in and prior to 2008.
(3)	As noted in footnote (2) above, columns (c) and (d) reflect the dollar amounts recognized for financial statement reporting purposes. The following table in this footnote represents the grant date fair value of awards of restricted stock and options granted to our Director’s under the Company’s LTIP in 2008. Annual awards are calculated by a dollar value that is then translated into stock options, restricted stock or a combination of the two at the election of the Director. The exercise price of all option awards granted was $11.27. The per share price of the restricted stock award on the grant date of March 5, 2008 was $11.27. All stock option and restricted stock awards made to Directors were immediately vested.
(4)	Amounts included reflect the incremental cost to the Company of providing Company aircraft to the Directors for their personal use and charitable matching contributions made by the Company on behalf of the Director. See footnote 4 to the Summary Compensation Table for details on how we calculate such incremental cost.
(5)	Also includes, for Mr. Fuente, the cost of participating in our Executive Medical Plan ($17,557). Mr. Fuente is entitled to these benefits pursuant to the residual terms of the employment agreement that we had with Mr. Fuente when he was the Chief Executive Officer of Office Depot. Mr. Fuente served as CEO of Office Depot from 1987 to 2000.
(6)	Total as shown reflects total of columns (b), (c), (d) and (g). This is different than total compensation actually paid to our Directors in 2008. See footnotes 2 and 3 above. Our Directors receive annual compensation of (a) cash (up to $75,000), (b) restricted stock (based upon value of stock on date of grants) and/or (c) stock options (calculated on date of grant using Black-Scholes pricing model) having a total value of $250,000. Our Audit Committee Chair receives an additional $25,000, and our other Committee Chairs each receive an additional $15,000. No more than $75,000 of total compensation may be taken in the form of cash, at the Director’s election.
(7)	As of December 27, 2008, there were no outstanding shares of restricted stock held by any Directors. Beginning in 2007, all annual grants of equity to the Directors fully vest at the grant date. Please see the table “Equity Compensation Paid to Directors for Fiscal Year 2008” for all equity granted in 2008.
(8)	As of December 27, 2008, the following Directors held options to purchase the following number of shares of our common stock: Lee Ault 83,561, Neil Austrian 123,516, David Bernauer 96,748, Abelardo Bru 31,061, David Fuente 126,895, Brenda Gaines 127,560, Myra Hart 74,697, Scott Hedrick 20,335, Michael Myers 166,678, Kathleen Mason 20,335, Marsha Evans 0.

	Equity Compensation Paid to Directors for Fiscal Year 2008
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Directors	Grant Date	Option Awards	Grant Date Fair Value of Option Awards	Stock Awards	Grant Date Fair Value of Stock Awards	Total Value of Equity Awards for 2008
Lee Ault	3/5/08	—	—	23,514	$265,000	$265,000
Neil Austrian	3/5/08	44,155	$190,000	—	—	$190,000
David Bernauer	3/5/08	40,669	$175,000	—	—	$175,000
Abelardo Bru	3/5/08	—	—	15,528	$175,000	$175,000
Marsha Evans	3/5/08	—	—	15,528	$175,000	$175,000
David Fuente	3/5/08	—	—	16,859	$190,000	$190,000
Brenda Gaines	3/5/08	46,479	$200,000	—	—	$200,000
Myra Hart	3/5/08	30,502	$131,250	3,882	$43,750	$175,000
Scott Hedrick	3/5/08	20,335	$87,500	7,764	$87,500	$175,000
Kathleen Mason	3/5/08	20,335	$87,500	7,764	$87,500	$175,000
Michael Myers	3/5/08	58,099	$250,000	—	—	$250,000

SUMMARY OF EXECUTIVE AGREEMENTS AND POTENTIAL PAYMENTS UPON

TERMINATION OR CHANGE OF CONTROL

We have entered into Employment Agreements, Offer Letters and Change of Control Agreements with our NEOs. Material items addressed in these agreements include the term of the arrangement (including renewal provisions), the elements of the executive’s compensation, the amounts and benefits payable on various termination events (including a change of control of the Company), and restrictions relating to non-competition, non-solicitation and confidentiality of information imposed on the executive management.

The Employment Agreement with our CEO and the Change of Control Agreements with the other NEOs, all of which are described below, provide for enhanced payments and benefits in the event of a change of control (as defined in these agreements). The basic rationale for such change of control protections is to diminish the potential distraction due to personal uncertainties and risks that inevitably arise when a change of control is threatened or pending. Thus, the Compensation Committee and the Board of Directors determined to provide these executives with what they determined to be competitive change of control compensation and benefits as compared with similar benefits provided by our competitors for executive talent.

The termination benefits payable in connection with a change of control under the Employment Agreements and Change of Control Agreements require a so-called “double trigger”—which means that after a change of control (the first “trigger”) a covered executive’s employment is either involuntarily terminated without “cause” or the executive resigns for “good reason” (as both terms are defined in the relevant agreement), either of which would constitute the second “trigger.” A double trigger was selected to increase the likelihood that an executive would remain with the Company after a change of control. Under Mr. Odland’s Employment Agreement and the Company’s 2007 Long-Term Incentive Plan, all outstanding equity awards will be fully vested upon a change of control without the second “trigger.” In addition, under the Company’s bonus plan for executives, upon a change of control each NEO would receive a cash payment equal to a prorated target bonus or, if greater and if the change of control occurs during the last three months of the performance period, the projected bonus payout determined on the effective date of the change of control.

As discussed in the “Overview of Compensation Programs for Named Executive Officers” portion of the Compensation Discussion and Analysis section above, in mid-2005, the Company ceased entering into employment agreements with our officers. Prior to this decision, our policy had been to enter into written employment agreements with each of our officers, vice presidents and above. Since the Compensation Committee’s action in mid-2005 to alter the policy with respect to entering into employment agreements with our officers, newly hired or promoted officers, including NEOs, have not entered into formal employment agreements with our Company. As a result, the following NEOs who joined the Company after the date of the Committee’s actions do not have formal employment agreements with the Company: Steven Schmidt, our President, Business Solutions Division, and Michael Newman, our Executive Vice President and Chief Financial Officer. However, each of them has the benefit of certain terms set out in his employment offer letter, both of which are described in more detail below.

Key definitions

Cause. The following actions constitute “cause” for all respective agreements described in this section. Differences reflect various combinations of the time at which agreements were reached, the level of the position and/or market conditions at the time of the initial hire:

Steve Odland’s Employment Agreement

•	willful and continued failure to perform substantially executive’s duties, after written demand by the Board;

•	willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or

•	willful and material violation of a material provision of the Company’s written policies, including the Company’s Code of Ethical Behavior.

Chuck Rubin’s Employment Agreement

•

willful engagement in illegal conduct or gross misconduct, but only to the extent such conduct or misconduct is materially and demonstrably injurious to the Company in violation of the Company’s Code of Ethical Behavior.

Charles E. Brown’s Employment Agreement and Mr. Brown’s and Mr. Rubin’s Change of Control Agreement

•	willful and continued failure to perform substantially executive’s duties, after written demand by the Company; or

•	willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

Steven Schmidt’s and Michael Newman’s Change of Control Agreements

•	continued failure to perform substantially executive’s duties, after written demand by the Board or the Chief Executive Office; or

•	engagement in illegal conduct or gross misconduct in violation of the Company’s Code of Ethical Behavior.

Change of Control. The following conditions constitute a “change of control” for all the Employment Agreements and Change of Control Agreements described in this section:

•

the acquisition by an individual, entity or group of 20% (the “threshold amount”) or more of either (i) the Company’s then-outstanding common stock or (ii) the combined voting power of the Company’s then-outstanding voting securities; or

•	the directors in office as of the date of the relevant agreement cease to constitute at least a majority of the Board; or

•

consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “business combination”). However, a change of control is not triggered if following the business combination (i) the Company’s then-existing shareholders continue to hold more than 80% of the common stock and of the combined voting power of the new corporation, (ii) no one directly or indirectly owns 20% or more of the then-outstanding common stock or of the combined voting power of the new corporation except to the extent that such ownership existed prior to the business combination, and (iii) at least a majority of the new corporation’s directors were members of the Board at the time of the execution of the initial agreement providing for such business combination; or

•	complete liquidation or dissolution of the Company as approved by the Company’s shareholders.

Good Reason. The following actions constitute “good reason” for all respective agreements described in this section:

Steve Odland’s Employment Agreement

•

assignment of duties materially inconsistent with executive’s position or any other action by the Company that diminishes the executive’s position (including change of title or reporting requirements);

•	failure to maintain executive in the position(s) set forth in the Employment Agreement;

•	material breach by the Company of a material provision of the Employment Agreement, and failure to cure such breach within 30 days after executive’s written notice;

•	requirement that executive be based at any location more than 35 miles from the Company’s principal office;

•	a termination by executive for any reason during the 30-day period immediately preceding the first anniversary of the effective date of a change of control; or

•	the Company’s refusal to extend the employment term.

Chuck Rubin’s Employment Agreement

•	assignment of duties inconsistent with executive’s position or any other action by the Company that diminishes executive’s position;

•	failure by the Company to comply with material provisions of the agreement (including the compensation and benefit provisions);

•	requirement that executive be based at any location not within the vicinity of the Company’s principal office;

•	purported termination of executive’s employment other than as expressly permitted by the agreement; or

•	a court or an arbitrator bars executive from working with the Company.

Charles E. Brown’s Employment Agreement

•	assignment of duties inconsistent with executive’s position or any other action by the Company that diminishes executive’s position;

•	failure by the Company to comply with the compensation and benefit provisions of the agreement;

•	requirement that executive be based at any location not within vicinity of the Company’s principal office; or

•	purported termination of executive’s employment other than as expressly permitted by the agreement.

Change of Control Agreements with Chuck Rubin and Charles E. Brown

•	assignment of duties inconsistent with executive’s position or any other action by the Company that diminishes executive’s position;

•	failure by the Company to comply with the compensation and benefit provisions of the agreement;

•

requirement that executive be based at a location 35 or more miles from where executive was employed before the change of control or requiring executive to travel on company business to a substantially greater extent than required immediately prior to the change of control effective date;

•	purported termination of executive’s employment other than as expressly permitted by the agreement;

•	failure by the Company to require the Company’s successor to assume and perform the agreement; or

•	termination by executive for any reason during 30-day period immediately preceding the first anniversary of the change of control effective date.

Change of Control Agreements with Steven Schmidt and Michael Newman

•	material diminution of executive’s authorities, duties or responsibilities;

•	material failure by the Company to comply with the compensation and benefit provisions in the agreement;

•

material change in the location at which executive is based or requiring executive to travel on Company business to a substantially greater extent than required immediately prior to the change of control effective date;

•	purported termination of executive’s employment other than as expressly permitted by the agreement; or

•	material failure by the Company to require the Company’s successor to assume and perform the agreement.

Employment Agreement with Steve Odland, our Chief Executive Officer

We are a party to an Employment Agreement initially dated March 11, 2005 as amended as of February 25, 2008, with our Chief Executive Officer, Steve Odland. By its terms, the Employment Agreement will expire on March 11, 2009. On that date and on each anniversary of that date, the term of the agreement will automatically extend for an additional one-year period unless either Mr. Odland or the Company gives at least 90 days written notice that the term is not to be extended. Neither the Company nor Mr. Odland has provided notice under the Agreement.

Compensation, Benefits and Perquisites

Mr. Odland is eligible for the following:

•	a base salary at the annual rate of $1,000,000, subject to annual review and upward adjustment by the Compensation Committee;

•

an annual bonus, pursuant to the terms of the Company’s bonus program for executives, with a minimum of 44% of target bonus (or 70% of base salary) if minimum annual performance targets are met. A “target” level of 160% of base salary applies if target annual performance is met. The annual performance targets are established by the Compensation Committee;

•

participation in all long-term equity incentive plans and programs that cover our senior executives, as well as in the welfare benefit plans and arrangements generally made available to our other senior executives;

•

participation in our benefit and “perquisite” programs in effect from time to time for our senior executives, including (i) a $25,000 annual car allowance, and (ii) personal use of our corporate aircraft, but such usage is limited to a maximum of 100 hours per calendar year and is subject to income imputation; and

•	upon a change of control, any unvested stock option, restricted stock and other long-term equity or other long-term incentive awards then held by Mr. Odland become fully (100%) vested.

Termination

Mr. Odland’s employment may be terminated by the Company or by Mr. Odland at any time, subject to the terms and condition of his Employment Agreement. The respective rights and obligations of Mr. Odland and the Company depend upon the party that initiates the termination and the reasons for the termination.

The following table summarizes the termination events (each as defined in Mr. Odland’s Employment Agreement) and the payments Mr. Odland is eligible to receive upon each event.

Termination Event	Payment
1. Termination for “cause” or resignation without “good reason”

•     accrued compensation and benefits (including accrued, unused vacation and other benefits); and

•     any unpaid annual bonus, based on actual performance, for a fiscal year if the executive is employed on the last date of the fiscal year.

2. Termination resulting from death or “disability”

•     accrued compensation and benefits (including accrued, unused vacation and other benefits);

•     a pro rata portion of the target annual bonus;

•     a payment of 24 times the Company’s monthly COBRA and other welfare benefit plan premiums for the type of coverage in effect for executive on the date of termination;

•     full and immediate vesting of all time-vested restricted stock, stock options and all other time-vested long-term equity or other long-term incentive awards; and

•     the lesser of (i) 24 months or (ii) the remaining option term to exercise stock options.

3. Termination without cause or resignation for good reason prior to a change of control

•     accrued compensation and benefits (including accrued, unused vacation and other benefits);

•     a pro rata portion of annual bonus, based on actual performance;

•     a payment of 24 times the Company’s monthly COBRA and other welfare benefit plan premiums for the type of coverage in effect for executive on the date of termination;

•     a cash severance payment equal to two times the sum of base salary and target bonus;

•     full and immediate vesting of all time-vested restricted stock, stock options and all other time-vested long-term equity or other long-term incentive awards; and

•     the lesser of (i) 24 months or (ii) the remaining option term to exercise stock options.

Termination Event	Payment
4. Termination without cause or resignation for good reason upon or after a change of control

•     accrued compensation and benefits (including accrued, unused vacation and other benefits);

•     a payment of 36 times the Company’s monthly COBRA and other welfare benefit plan premiums for the type of coverage in effect for executive on the date of termination;

•     a pro rata portion of the greater of (i) target bonus and (ii) highest annual bonus earned in any of the preceding three completed fiscal years;

•     a cash severance payment equal to two point nine nine (2.99) times the sum of (a) a base salary and (b) the greater of (i) target bonus and (ii) highest annual bonus earned in any of the preceding three completed fiscal years; and

•     the lesser of (i) 24 months or (ii) the remaining option term to exercise stock options.

If any payments would constitute an excess payment under Internal Revenue Code section 280G and be subject to the excise tax imposed by Internal Revenue Code section 4999 on such excess payments, Mr. Odland is eligible to receive a tax “gross-up” payment of such amount that would leave Mr. Odland in the same tax position as if no such excise tax (including related penalties or interest) was applicable.

Restrictive Covenants

In the Employment Agreement, Mr. Odland has agreed to various restrictive covenants that can limit certain post-employment activity. These include a two-year non-competition agreement that bars employment or engaging in any business for any competitor, including office products retailers (other than a business selling office products and supplies as a minor portion of its business). Other restrictions include non-solicitation and non-interference provisions relating to our employees or employees of any subsidiary, as well as non-solicitation provisions relating to customers, suppliers and other business relations. In addition, non-disclosure provisions protect our confidential information and work product. Among other remedies, the Company is entitled to cease making payments under Mr. Odland’s Employment Agreement in the event he violates his post-employment covenants.

Agreements with Chuck Rubin, our President, North American Retail Division

We are a party to an Executive Employment Agreement initially dated March 1, 2004, with Chuck Rubin, who was Executive Vice President Merchandising when the Executive Employment Agreement was initially entered into and who was subsequently named President, North American Retail in early 2006. The Executive Employment Agreement has been amended three times, first on June 15, 2004, second on January 23, 2006, in connection with Mr. Rubin’s promotion to his current position of President, North American Retail, and third effective December 31, 2008, to bring the agreement into documentary compliance with Internal Revenue Code section 409A (“Section 409A”). In addition, the Company entered into a Change of Control Agreement with Mr. Rubin dated March 1, 2004, which agreement was amended and restated effective February 25, 2008, to bring the agreement into documentary compliance with Section 409A.

Executive Employment Agreement with Mr. Rubin

The term of the Executive Employment Agreement runs until July 22, 2009, which period will be automatically extended for successive one-year periods unless either Mr. Rubin or we give at least 6 months prior written notice that the term is not to be extended.

Compensation, Benefits and Perquisites

Under the Executive Employment Agreement, Mr. Rubin is eligible to receive the following:

•	a base salary of $625,000 per annum, subject to annual review and upward adjustment by the Compensation Committee;

•	an annual bonus through participation in the Company’s annual bonus plan for senior executives or other bonus plans offered to him; and

•	certain benefits and perquisites.

Termination

Mr. Rubin’s employment may be terminated by us or by Mr. Rubin at any time, subject to the terms and conditions of the Executive Employment Agreement. The respective rights and obligations of Mr. Rubin and the Company depend upon the party that initiates the termination and the reason for the termination.

The following table summarizes the termination events (each as defined in Mr. Rubin’s Executive Employment Agreement) and the payments Mr. Rubin is eligible to receive upon each event.

Termination Event	Payment
1. Termination for “cause” or resignation without “good reason”	• accrued compensation and benefits (including vested and earned but unpaid amounts under incentive plans and other employee programs).

2. Termination resulting from death or “disability”	• accrued compensation and benefits (including vested and earned but unpaid amounts under incentive plans and other employee programs); and • a pro rata portion of the target annual bonus.

3. Termination without cause or Resignation for good reason

•     accrued compensation and benefits (including vested and earned but unpaid amounts under incentive plans and other employee programs);

•     one point five (1.5) times base salary;

•     a pro rata portion of the target annual bonus;

•     a payment of 18 times the Company’s monthly COBRA and other welfare plan premiums for the type of coverage in effect for executive on the date of termination; and

•     one point five (1.5) times the target bonus.

Mr. Rubin’s severance entitlements are conditional upon his execution of a release of claims against the Company and its affiliates.

Restrictive Covenants

Mr. Rubin’s Executive Employment Agreement subjects him to various restrictive covenants that can limit his post-employment activity. These include an 18-month non-competition period that bars employment or engaging in any business for any competitor. Other restrictions include non-solicitation and non-interference provisions. In addition, non-disclosure provisions protect our confidential information and work product.

Change of Control Agreement with Mr. Rubin

The Change of Control Agreement governs the terms and conditions of Mr. Rubin’s employment for a period of one year starting with the date of the change of control (as defined in the agreement). If we terminate Mr. Rubin’s employment other than for cause, death or disability or if Mr. Rubin resigns for good reason (as such terms are defined in the agreement) following a change of control, Mr. Rubin is eligible to receive:

•	certain accrued compensation, obligations and other benefits (as provided in the agreement);

•	a pro rata portion of the highest annual bonus (as defined in the agreement);

•	two times the sum of annual base salary and highest annual bonus (as defined in the agreement);

•	a payment of 24 times the Company’s monthly COBRA premium for the type of coverage in effect for executive on the date of termination; and

•	a 24-month executive outplacement services package.

If Mr. Rubin dies or we terminate Mr. Rubin’s employment on account of disability following a change of control, Mr. Rubin is eligible to receive the payments and benefits described in the first three bullets above.

Mr. Rubin is eligible to receive a tax “gross-up” payment if any payments would constitute an excess payment under IRC section 4999. However, if Mr. Rubin would not receive a net after-tax benefit of at least $50,000 (taking into account both income taxes and any excise tax payable on excess payments) as compared to eliminating the gross-up and having a reduction of the change of control payments to the largest amount that would not result in any parachute excise tax, then no gross-up payment would be made and Mr. Rubin’s change of control payments would be so reduced.

Agreements with Charles E. Brown, our President, International Division

We entered into an Executive Employment Agreement with Charles E. Brown, President, International, dated October 8, 2001. The Executive Employment Agreement was amended as of July 26, 2005, and was amended and restated effective December 31, 2008, to bring the agreement into documentary compliance with Section 409A. In addition, the Company entered into a Change of Control Agreement with Mr. Brown dated May 28, 1998, which agreement was amended and restated effective February 25, 2008, to bring the agreement into documentary compliance with Section 409A.

The term of the Executive Employment Agreement runs until July 25, 2009, which period will be automatically extended for successive one-year periods unless either Mr. Brown or the Company gives at least 6 months prior written notice that the term is not to be extended.

Under the Executive Employment Agreement, Mr. Brown is eligible to receive the following:

•	a base salary of $625,000 per annum, subject to annual review and upward adjustment by the Compensation Committee;

•	an annual bonus through participation in the Company’s annual bonus plan for senior executives or other bonus plans offered to executive at the initial bonus target of 70% of earnings; and

•	certain benefits and perquisites.

The substantive provisions of Mr. Brown’s Executive Employment Agreement otherwise accord substantially with those described above for Mr. Rubin except that in the event of termination by the Company without cause or the resignation of Mr. Brown for good reason, Mr. Brown is not eligible to receive one point five (1.5) times the target bonus, and Mr. Brown’s severance entitlements are not conditioned upon his execution of a release of claims against the Company and its affiliates.

The substantive provisions of the Change of Control Agreement with Mr. Brown accord with those described above for Mr. Rubin.

Agreements with Michael Newman, our Executive Vice President and Chief Financial Officer

No formal employment agreement is in effect with our Executive Vice President and Chief Financial Officer, Michael Newman, pursuant to the policy referred to previously, adopted in mid-2005, under which we no longer enter into employment agreements with officers. However, we are a party to an employment offer letter agreement with Mr. Newman, dated August 22, 2008, which was subsequently amended effective December 31, 2008, to bring the agreement into documentary compliance with Section 409A. We are also a party to a Change of Control Agreement with Mr. Newman dated September 17, 2008.

Employment Offer Letter Agreement with Mr. Newman

Mr. Newman is eligible to receive the following:

•	a base salary of $625,000 per annum, subject to annual review by the Compensation Committee;

•	the right to participate in our bonus plans and equity plans for senior executive officers; and

•	certain benefits and perquisites.

Mr. Newman’s employment is terminable at will by either Mr. Newman or the Company. Except for cause, if Mr. Newman’s employment is involuntarily terminated by us, then he is eligible to receive:

•	continued base salary for 18 months following termination;

•

a payment of 18 times the difference between the Company’s monthly COBRA premium for the type of coverage in effect for executive on the date of termination and the applicable active employee monthly premium for such coverage;

•	a pro-rata annual bonus, based on actual performance, for the year of termination; and

•	a target annual bonus for the calendar year prior to the year of termination, if the annual bonus for such year has not yet been paid as of the date of termination.

Mr. Newman’s severance entitlements are conditional upon his execution of a release of claims against the Company and its affiliates, and his compliance with the terms of that release.

Restrictive Covenants

Mr. Newman is also subject to a Non-Compete Agreement that subjects him to various restrictive covenants that can limit his post-employment activity. These include an 18-month non-competition period that bars employment or engaging in any business for any competitor. Other restrictions include non-solicitation and non-interference provisions. In addition, non-disclosure provisions protect our confidential information and work product.

Change of Control Agreement with Mr. Newman

The substantive provisions of the Change of Control Agreement with Mr. Newman accord with those described above for Mr. Rubin except that Mr. Newman is eligible to receive a payment of 18 times the Company’s monthly COBRA premium for the type of coverage in effect for executive on the date of termination.

Agreements with Steven Schmidt, our President, Business Solutions Division

No formal employment agreement is in effect with our President, Business Solutions Division, Steven Schmidt, pursuant to the policy referred to previously, adopted in mid-2005, under which we no longer enter into employment agreements with officers. However, we are a party to an employment offer letter agreement with Mr. Schmidt, dated July 10, 2007, which was subsequently amended effective December 31, 2008, to bring the agreement into documentary compliance with Section 409A. We are also a party to a Change of Control Agreement with Mr. Schmidt dated December 4, 2007.

Employment Offer Letter Agreement with Mr. Schmidt

Mr. Schmidt is eligible to receive the following:

•	a base salary of $625,000 per annum, subject to annual review by the Compensation Committee;

•	the right to participate in our bonus plans and equity plans for senior executive officers; and

•	certain benefits and perquisites.

Mr. Schmidt’s employment is terminable at will by either Mr. Schmidt or the Company. Except for cause, if Mr. Schmidt’s employment is involuntarily terminated by us, then he is eligible to receive:

•	continued base salary for 18 months following termination;

•	a payment of 18 times the Company’s monthly COBRA premium for the type of coverage in effect for executive on the date of termination;

•	a pro-rata target annual bonus for the year of termination; and

•	a target annual bonus for the calendar year prior to the year of termination, if the annual bonus for such year has not yet been paid as of the date of termination.

Mr. Schmidt’s severance entitlements are conditional upon his execution of a release of claims against the Company and its affiliates, and his compliance with the terms of that release.

Restrictive Covenants

Mr. Schmidt is also subject to a Non-Compete Agreement that subjects him to various restrictive covenants that can limit his post-employment activity. These include an 18-month non-competition period that bars employment or engaging in any business for any competitor. Other restrictions include non-solicitation and non-interference provisions. In addition, non-disclosure provisions protect our confidential information and work product.

Change of Control Agreement with Mr. Schmidt

The substantive provisions of the Change of Control Agreement with Mr. Schmidt accord with those described above for Mr. Rubin except that Mr. Schmidt is eligible to receive a payment of 18 times the Company’s monthly COBRA premium for the type of coverage in effect for executive on the date of termination.

Separation Agreement with Ms. McKay

On February 26, 2008, the Company announced the resignation of its Executive Vice President and Chief Financial Officer, Ms. Patricia A. McKay. Ms. McKay’s employment terminated effective March 1, 2008. Consistent with the terms of her original employment offer, Ms. McKay’s severance benefits include: (a) $840,000, which equates to 18 months of Ms. McKay’s annual base salary; (b) $19,453.74, which equates to 18 months of the current monthly COBRA premium in excess of applicable active employee co-premiums for the type of coverage she had under the Company’s group health plan as of the termination date; and (c) $588,000, which equates to 1.5 times Ms. McKay’s annual bonus at target. In addition, the Company agreed to pay Ms. McKay $482,484.60. These payments were scheduled to be paid in equal installments during normal pay periods over a 24-month period, less applicable taxes and other deductions required by law. A condition to receiving these severance payments was Ms. McKay’s execution of a customary separation agreement and release.

Tabular Information Regarding Potential Payments Upon Termination or a Change of Control

The following tables quantify the potential termination and change of control payment amounts assuming a hypothetical triggering event had occurred as of December 27, 2008. The terms and conditions of the post employment and change of control provisions for each of the NEOs are described in detail above.

Potential Payments Upon Termination or a Change of Control

Steve Odland

	Termination Resulting from Death (a)		Termination Resulting from Disability (b)		(1) Termination Resulting from Retirement (c)	Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause) (13) (f)		Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (h)
Bonus	$1,600,000	(2)	$1,600,000	(2)	$—	$—	$—	(3)	$2,220,840	(4)	$—	$1,600,000	(2)
Benefits(12)
Deferred Compensation Plan Balance(11)	$71,109		$71,109		$—	$—	$—		$—		$—	$—
Long-Term Incentive or Performance Plan
Stock Options(6)	$—		$—		$—	$—	$—		$—		$—	$—
Restricted Stock(7)	$844,942		$844,942		$844,942		$844,942		$844,942		$—	$844,942
Performance Share(8)	$—		$—		$—		$—		$454,970			$454,970
Cash Severance	$59,333	(5)	$59,333	(5)	$—	$—	$5,259,333	(9)	$9,719,310	(10)	$—	$—

Total for Mr. Odland	$2,575,384		$2,575,384		$844,942	$—	$6,104,275		$13,240,062		$—	$2,899,912

(1)	Retirement is generally treated as a voluntary termination for all programs except the 2007 Long-Term Incentive Plan, under which all vesting restrictions on stock options and restricted stock will lapse.
(2)	Reflects the amount of Mr. Odland’s 2008 annual target bonus based on completion of the fiscal year 2008 as of December 27, 2008
(3)	Reflects Mr. Odland’s 2008 actual annual bonus based on completion of the fiscal year as of December 27, 2008.
(4)	Reflects an amount equal to Mr. Odland’s highest annual bonus paid during the last three years prior to a change of control. Mr. Odland’s 2006 bonus represents the highest bonus.
(5)	Reflects a payment equal to the sum of (i) the product of 24 and the monthly COBRA premium on December 27, 2008 for the group health plan coverage in effect for Mr. Odland on December 27, 2008, and (ii) the product of 24 and the aggregate monthly premiums on December 27, 2008 for the disability, life, accidental death and travel insurance coverage in effect for Mr. Odland on December 27, 2008.

(6)	Reflects the value of all unvested stock options based on the closing price of the Company’s stock on December 26, 2008
(7)	Reflects the value of all unvested restricted stock based on the closing price on December 26, 2008. (Vesting occurs upon meeting the conditions for retirement, not upon actual retirement.)
(8)	Reflects value of all unvested performance shares based on the closing price on December 26, 2008.
(9)	Reflects a payment equal to the sum of (i) two times the sum of Mr. Odland’s base salary in effect for December 27, 2008, and Mr. Odland’s 2008 target annual bonus, and (ii) the product of 24 and the monthly COBRA premium on December 27, 2008, for the group health plan coverage in effect for Mr. Odland on December 27, 2008, and (iii) the product of 24 and the aggregate monthly premiums for disability insurance, life insurance, accidental death insurance and travel insurance in effect for Mr. Odland on December 27, 2008.
(10)	Reflects a payment equal to (i) 2.99 times the sum of Mr. Odland’s base salary in effect for December 27, 2008 and Mr. Odland’s highest annual bonus earned in respect to the 2006, 2007 or 2008 fiscal year (Mr. Odland’s 2006 bonus represents the highest bonus), ii) the product of 36 and the monthly COBRA premium on December 27, 2008 for the group health plan coverage in effect for Mr. Odland on December 27, 2008, and (iii) the product of 36 and the aggregate monthly premiums on December 27, 2008 for disability insurance, life insurance, accidental death insurance and travel insurance in effect for Mr. Odland on December 27, 2008.
(11)	Reflects vesting of Company matching contributions and the related earnings and dividends under the DCP upon death or disability. If Mr. Odland leaves the Company for reasons other than death or disability he forfeits the unvested Company matching contributions and the related earnings and dividends under the DCP (equal to $71,109)
See “Non-Qualified Deferred Compensation” table for payments under our non-qualified deferred compensation plans.
(12)	Upon termination of employment (other than for cause), Mr. Odland may continue to participate in the group health and welfare benefit plans (other than short-term disability) for 36 months by paying the full cost of coverage.
(13)	The vesting of restricted stock and performance shares is triggered by the change and control.

Potential Payments Upon Termination or a Change of Control

Charles Brown

	Termination Resulting from Death (a)		Termination Resulting from Disability (b)		(1) Termination Resulting from Retirement (c)	Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause) (10) (11) (f)		Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (h)
Bonus	$468,750	(2)	$468,750	(2)	$—	$—	$—		$616,821	(3)	$—	$616,821	(3)
Benefits
Outplacement Services(4)	$—		$—		$—	$—	$—		$30,000		$—	$—
Long-Term Incentive or Performance Plan
Stock Options(5)	$—		$—		$—	$—	$—		$—		$—	$—
Restricted Stock(6)	$10,340		$—		$10,340	$—	$—		$10,340		$—	$10,340
Performance Shares(7)	$—		$—		$—	$—	$—		$129,992			$129,992
Cash Severance	$—		$—		$—	$—	$1,443,973	(8)	$2,550,386	(9)	$—	$—

Total for Mr. Brown	$479,090		$468,750		$10,340	$—	$1,443,973		$3,337,539		$—	$757,153

(1)	Retirement is generally treated as a voluntary termination for all programs except the 2007 Long-Term Incentive Plan, under which all vesting restrictions on stock options and restricted stock will lapse.
(2)	Reflects Mr. Brown’s 2008 target annual bonus.
(3)	Reflects an amount equal to the highest annual bonus earned for the 2006, 2007 or 2008 fiscal year.
(4)	Reflects the value of a 24 month outplacement services package.
(5)	Reflects the value of all unvested stock options based on the closing price of the Company’s stock on December 26, 2008
(6)	Reflects the value of all unvested shares of restricted stock based on the closing price of the Company’s stock on December 26, 2008.
(7)	Reflects value of all unvested performance shares based on the closing price on December 26, 2008.
(8)	Reflects a payment equal to the sum of (i) 1.5 times Mr. Brown’s base salary in effect on December 27, 2008, (ii) his 2008 target annual bonus, (iii) the product of 18 and the monthly COBRA premium on December 27, 2008 for the type of group health plan coverage in effect for Mr. Brown on December 27, 2008, and (iv) the product of 18 and the aggregate monthly premiums on December 27, 2008 for the disability insurance, life insurance, accidental death insurance and travel insurance in effect for Mr. Brown on December 27, 2008.
(9)

Reflects a payment equal to the sum of: (i) two times the sum of Mr. Brown’s base salary (including car allowance) in effect on December 27, 2008, and the highest annual bonus earned with respect to the 2006, 2007 or 2008 fiscal year, and (ii) the product of 24 and the monthly COBRA premium on December 27, 2008 for the type of group health plan coverage in effect for Mr. Brown on December 27, 2008. See “Non-Qualified Deferred Compensation” table for payments under our non-qualified deferred compensation plans.

(10)	The vesting of restricted stock and performance shares is triggered by the change and control.
(11)	If termination due to death or disability occurs after the change in control, Mr. Brown is entitled to all amounts in this column other than outplacement services, insurance premiums and COBRA.

Potential Payments Upon Termination or a Change of Control

Chuck Rubin

	Termination Resulting from Death (a)		Termination Resulting from Disability (b)		(1) Termination Resulting from Retirement (c)	Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause) (11) (12) (f)		Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (h)
Bonus	$468,750	(2)	$468,750	(2)	$—	$—	$703,125	(3)	$569,866	(4)	$—	$569,866	(4)
Benefits
Outplacement	$—		$—		$—	$—	$—		$30,000	(5)	$—	$—
Long-Term Incentive or Performance Plan
Stock Options(6)	$—		$—		$—	$—	$—		$—		$—	$—
Restricted Stock(7)	$425,342		$363,976		$425,342	$—	$—		$425,342		$—	$425,342
Performance Shares(8)	$—		$—		$—				$129,992			$129,992
Cash Severance			$—		$—	$—	$1,450,511	(9)	$2,466,677	(10)	$—	$—

Total for Mr. Rubin	$894,092		$832,726		$425,342	$—	$2,153,636		$3,621,877		$—	$1,125,200

(1)	Retirement is generally treated as a voluntary termination for all programs except the 2007 Long-Term Incentive Plan, under which all vesting restrictions on stock options and restricted stock will lapse
(2)	Reflects Mr. Rubin’s 2008 target annual bonus.
(3)	Reflects an amount equal to 1.5 times Mr. Rubin’s target annual bonus.
(4)	Reflects an amount equal to the highest annual bonus earned for the 2006, 2007 or 2008 fiscal year. Mr. Rubin’s 2006 bonus represents the highest bonus.
(5)	Reflects the value of a 24 month outplacement services package.
(6)	Reflects the value of all unvested stock options based on the closing price of the Company’s stock on December 26, 2008.
(7)	Reflects the value of all unvested restricted stock based on the closing price of the Company’s stock on December 26, 2008. (Vesting occurs upon meeting the conditions for retirement, not upon actual retirement.)
(8)	Reflects the value of all unvested performance shares based on the closing price of the Company’s stock on December 26, 2008.
(9)	Reflects a payment equal to the sum of (i) 1.5 times Mr. Rubin’s base salary in effect on December 27, 2008, (ii) his 2008 target annual bonus, (iii) the product of 18 and the monthly COBRA premium on December 27, 2008 for the type of group health plan coverage in effect for Mr. Rubin on December 27, 2008, and (iv) the product of 18 and the aggregate monthly premiums on December 27, 2008 for the disability insurance, life insurance, accidental death insurance and travel insurance in effect for Mr. Rubin on December 27, 2008.

(10)	Reflects a payment equal to the sum of: (i) two times the sum of Mr. Rubin’s base salary (including car alllowance) in effect on December 27, 2008, and the highest annual bonus earned with respect to the 2006, 2007 or 2008 fiscal year, and (ii) the product of 24 and the monthly COBRA premium on December 27, 2008 for the type of group health plan coverage in effect for Mr. Rubin on December 27, 2008.
(11)	The vesting of restricted stock and performance shares is triggered by the change and control.
(12)	If termination due to death or disability occurs after the change in control, Mr. Rubin is entitled to all amounts in this column other than outplacement services, insurance premiums and COBRA.

Potential Payments Upon Termination or a Change of Control

Steven Schmidt

	Termination Resulting from Death (a)		Termination Resulting from Disability (b)		(1) Termination Resulting from Retirement (c)		Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause) (12) (14) (15) (f)		Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (h)
Bonus	$—	(2)	$468,750	(3)		(2)	$—	$468,750	(3)	$468,750	(11)	$—	$468,750	(11)
Benefits
Outplacement Services	$—		$—		$—		$—	$—		$30,000	(4)	$—	$—
Deferred Compensation Plan Balance(5)	$18,564		$18,564		$—		$—	$—				$—	$—
Tax Gross-Up Payment(6)										$1,065,680
Long-Term Incentive or Performance Plan
Stock Options(7)	$—		$—		$—		$—	$—				$—	$—
Restricted Stock(8)	$465,961		$465,961		$465,961		$—	$—		$465,961		$—	$465,961
Performance Shares(9)	$—		$—		$—					$129,992			$129,992
Cash Severance	$—		$966,297	(10)	$—		$—	$966,297	(10)	$2,247,497	(13)	$—	$—

Total for Mr. Schmidt	$484,525		$1,919,572		$465,961		$—	$1,435,047		$4,407,880		$—	$1,064,703

(1)	Retirement is generally treated as a voluntary termination for all programs except the 2007 Long-Term Incentive Plan, under which all vesting restrictions on stock options and restricted stock will lapse.
(2)	Upon death or retirement prior to a change in control, Mr. Schmidt would have received no bonus payments.
(3)	Reflects Mr. Schmidt’s 2008 target annual bonus.
(4)	Reflects the value of a 24 month outplacement services package.
(5)	Reflects vesting of Company matching contributions and the related earnings and dividends under the DCP upon death or disability. If Mr. Schmidt leaves the Company for reasons other than death or disability he forfeits the unvested Company matching contributions and the related earnings and dividends under the DCP (equal to $18,564). See “Non-Qualified Deferred Compensation” table for payments. Under our non-qualified deferred compensation plans
(6)

Reflects the additional payment (“Gross-up Payment”) that Mr. Schmidt would have received under his Change in Control agreement with the Company to reimburse him for excise tax under section 4999 of the Internal Revenue Code on excess parachute payments received in connection with a change in control, together with income and FICA taxes on the Gross-up Payment. The Gross-up Payment was estimated, in accordance with the regulations under section 280G of the Internal Revenue Code without valuing Mr. Schmidt’s non-compete agreement and using the following assumptions: (a) each stock option held by Mr. Schmidt was canceled on the date of the change in control in exchange for a cash payment equal to a number of option shares times the excess (if any) of the closing price of the Company’s common stock on December 27, 2008 (i.e., $2.93) over the exercise price per share for the option: and (b) Mr. Schmidt will pay tax on additional compensation and excess parachute payments at the following rates: federal income tax, 35%; state and local income tax, 0%; FICA tax, 1.45% (Medicare only); parachute excise tax, 20%. The Gross-up Payment increases the total excess parachute payments by an equal amount. Note that if Mr. Schmidt’s stock options had remained outstanding and exercisable after the change in control, the value of the options characterized as parachute payments, and consequently the amount of the Gross-up Payment would have been larger.

(7)	Reflects the value of all unvested stock options based on the closing price of the Company’s stock on December 26, 2008.
(8)	Reflects the value of all unvested restricted stock based on the closing price of the Company’s stock on December 26, 2008. (Vesting occurs upon meeting conditions for retirement, not upon actual retirement.)
(9)	Reflects the value of all unvested performance shares based on the closing price of the Company’s stock on December 26, 2008.
(10)	Reflects a payment equal to the sum of (i) 18 months of Mr. Schmidt’s base salary in effect on December 27, 2008, and (ii) the product of 18 and the monthly COBRA premium on December 27, 2008 for the type of group health plan coverage in effect for Mr. Schmidt on December 27, 2008.
(11)	Reflects an amount equal to Mr. Schmidt’s highest annual bonus earned with respect to the 2007 or 2008 fiscal year (annualized in the event that the Executive was not employed by the Company for the whole of such fiscal year) Mr. Schmidt received a guaranteed bonus for 2007 of $205,529.
(12)	As noted previously in “Summary of Executive Agreements and Potential Payments upon Termination or Change of Control” above, Mr. Schmidt does not have a formal employment agreement but has an offer letter that articulated certain severance benefits. Effective December 4, 2008 Mr. Schmidt and the Company entered into a Change of Control agreement. The information reflected in this chart is in accordance with the terms of that offer letter and change of control agreement.
(13)	Reflects an amount equal to (i) two times the sum of Mr. Schmidt’s annual base salary (including car allowance) in effect on December 27, 2008, and Mr. Schmidt’s highest bonus earned with respect to the 2007 or 2008 fiscal year, and (ii) the product of 18 and the monthly COBRA premium on December 27, 2008 for the type of group health plan coverage in effect for Mr. Schmidt on December 27, 2008.
(14)	The vesting of restricted stock and performance shares is triggered by the change and control.
(15)	If termination due to death or disability occurs after the change in control, Mr. Schmidt is entitled to all amounts in this column other than outplacement services and COBRA premiums.

Potential Payments Upon Termination or a Change of Control

Michael Newman

	Termination Resulting from Death (a)		Termination Resulting from Disability (b)		(1) Termination Resulting from Retirement (c)		Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause) (9) (11) (f)		Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (h)
Bonus	$—	(2)	$148,077	(3)	$—	(2)	$—	$148,077	(3)	$437,500	(8)	$—	$437,500	(8)
Benefits
Outplacement Services	$—		$—		$—		$—	$—		$30,000	(4)	$—	$—
Tax Gross-Up Payment(5)										$828,808
Long-Term Incentive or Performance Plan
Stock Options(6)	$—		$—		$—		$—	$—				$—	$—
Cash Severance	$—		$966,297	(7)	$—		$—	$966,297	(7)	$2,184,997	(10)	$—	$—

Total for Mr. Newman	$—		$1,114,374		$—		$—	$1,114,374		$3,481,305		$—	$437,500

(1)	Retirement is generally treated as a voluntary termination for all programs except the 2007 Long-Term Incentive Plan, under which all vesting restrictions on stock options and restricted stock will lapse.
(2)	Upon death or retirement prior to a change in control, Mr. Newman would have received no bonus payments.
(3)	Reflects Mr. Newman’s actual 2008 annual bonus.
(4)	Reflects the value of a 24 month outplacement services package.
(5)	Reflects the additional payment (“Gross-up Payment”) that Mr. Newman would have received under his Change in Control agreement with the Company to reimburse him for excise tax under section 4999 of the Internal Revenue Code on excess parachute payments received in connection with a change in control, together with income and FICA taxes on the Gross-up Payment. The Gross-up Payment was estimated, in accordance with the regulations under section 280G of the Internal Revenue Code without valuing Mr. Newman’s non-compete agreement and using the following assumptions: (a) each stock option held by Mr. Newman was canceled on the date of the change in control in exchange for a cash payment equal to a number of option shares times the excess (if any) of the closing price of the Company’s common stock on December 27, 2008 (i.e., $2.93) over the exercise price per share for the option: and (b) Mr. Newman will pay tax on additional compensation and excess parachute payments at the following rates: federal income tax, 35%; state and local income tax, 0%; FICA tax, 1.45% (Medicare only); parachute excise tax, 20%. The Gross-up Payment increases the total excess parachute payments by an equal amount. Note that if Mr. Newman’s stock options had remained outstanding and exercisable after the change in control, the value of the options characterized as parachute payments, and consequently the amount of the Gross-up Payment would have been larger.

(6)	Reflects the value of all unvested stock options based on the closing price of the Company's stock on December 26, 2008.
(7)	Reflects a payment equal to the sum of (i) 18 months of Mr. Newman's base salary in effect on December 27, 2008, and (ii) the product of 18 and the difference between (a) the monthly COBRA premium on December 27, 2008 for the type of group health plan coverage of group health plan coverage in effect for Mr. Newman on December 27, 2008 and (b) the monthly active employee premium on December 27, 2008 in effect for such coverage.
(8)	Reflects an amount equal to Mr. Newman’s highest annual bonus earned with respect to the last three fiscal years annualized in the event the executive was not employed for the entire year. Mr. Newman was hired in August of 2008 and earned a guaranteed bonus.
(9)	As noted previously in “Summary of Executive Agreements and Potential Payments upon Termination or Change of Control” above, Mr. Newman does not have a formal employment agreement. Effective September 17, 2008 Mr. Newman and the Company entered into a Change of Control agreement. The information reflected in these columns is in accordance with the terms of that change of control agreement.
(10)	Reflects an amount equal to the sum of (i) two times the sum of Mr. Newman’s annual base salary (including car allowance) in effect on December 27, 2008, and Mr. Newman's highest bonus earned with respect to the 2007 or 2008 fiscal year, and (ii) the product of 18 and the monthly COBRA premium on December 27, 2008 for the type of group health plan coverage in effect for Mr. Newman on December 27, 2008.
(11)	If termination due to death or disability occurs after the change in control, Mr. Newman is entitled to all amounts in this column other than outplacement services and COBRA.

STOCK OWNERSHIP INFORMATION

Our Largest Shareholders; Ownership by Our Directors and Executive Officers

We have provided a stock ownership table below that contains certain information about shareholders whom we believe are the “beneficial” owners of more than five percent (5%) of our outstanding common stock, as well as information regarding stock ownership by our Directors, NEOs and our Directors and executive officers as a group. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock, based solely upon filings made with the Securities and Exchange Commission.

Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns.

Name of Beneficial Owner (As of December 31, 2008)	Beneficial Ownership(1)	Percent of Class (Less than 1% not shown)(2)
Mackenzie Financial Corporation(3)
180 Queen Street West, Toronto, Ontario M5V 3K1 (Canada)	24,858,400	9.04%

Samana Capital, L.P. (formerly, Ziff Asset Management) and related entities:
Morton Holdings, Inc. and Philip B. Korsant(4)
283 Greenwich Avenue, Greenwich, CT 06830	24,767,383	9.0%

Barclays Global Investors, NA(5)
400 Howard Street, San Francisco, CA 94105 USA	14,787,828	5.38%

Board of Directors and NEOs
Lee A. Ault III	196,037
Neil R. Austrian	302,306
David W. Bernauer	145,151
Marsha J. Evans	46,590
David I. Fuente	164,975
Brenda Gaines	143,410
Myra M. Hart	129,784
Scott Hedrick	252,448
Kathleen Mason	70,455
Michael J. Myers	258,692
Steve Odland (Chair and Chief Executive Officer)	3,922,730
Total of Board of Directors	5,632,578
(Our NEOs, Other than our Chair and CEO)
Charles Brown, President International	714,102
Chuck Rubin, President North American Retail	592,114
Steven M. Schmidt, President North American Business Solutions	213,783
Michael D. Newman, EVP & Chief Financial Officer	0
Directors and Executive Officers as a Group (20 Persons in Total)	8,320,286	3.03%

(1)	Includes shares of common stock subject to options exercisable within 60 days of March 3, 2009. See table below for detail. Also included are unvested shares of restricted stock, as to which the holder has voting rights.
(2)	Applicable percentage of ownership is based on 274,875,617 shares of common stock outstanding as of March 3, 2009 together with the exercisable stock options, for such stockholder or group of stockholders, as applicable. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares issuable upon the exercise of options that are exercisable within 60 days of March 3, 2009 are not deemed outstanding for purposes of computing the percentage of ownership of any other person.

(3)	The information regarding Mackenzie Financial Corporation (“Mackenzie”) is as of December 31, 2008 and was derived from a Schedule 13G filed by Mackenzie on January 20, 2009. Mackenzie reported that it serves as an investment advisor to investment companies and is therefore deemed to have sole dispositive power over these shares and sole voting power with respect to 24,858,400 shares.
(4)	The information regarding Samana Capital, L.P. (formerly, Ziff Asset Management LP) and its affiliates is reported as of December 31, 2008 and was derived from a Schedule 13G/A filed on February 17, 2008 by Samana Capital, L.P. (“SC”), Morton Holdings, Inc. (“MH”), and Philip B. Korsant, partnerships of which MH is the general partner, including SC, are the owners of record. Each of MH and Philip B Korsant may be deemed to beneficially own the shares reported herein as a result of the direct or indirect power to vote or dispose of such shares. SC reported shared voting power over 20,085,316 shares and shared dispositive power over 20,085,316. MH and Philip B. Korsant reported shared voting power over 24,767,383 shares and shared dispositive power over 24,767,383 shares.
(5)	The information regarding Barclays Global Investors, NA (“Barclays”) is as of December 31, 2008 and was derived from a Schedule 13-G filed by Barclays on February 5, 2009. Barclays reported that it serves as bank and/or an investment advisor to investment companies and is therefore deemed to have sole dispositive power over 14,787,828 shares and sole voting power with respect to 12,602,686 shares.

Options Exercisable within 60 Days of Record Date

The number of options that are or will be exercisable within 60 days of March 3, 2009 for each applicable person named in the table above and for our Executive Officers and Directors as a group is as follows:

Lee A. Ault III	110,319	Neil R. Austrian	162,252
David W. Bernauer	132,426	Marsha J. Evans	19,368
David I. Fuente	126,895	Brenda Gaines	127,560
Myra M. Hart	110,375	Scott Hedrick	148,330
Kathleen Mason	56,013	Michael J. Myers	202,356
Steve Odland	3,002,234
Charles E. Brown	618,873	Steven M. Schmidt	37,349
Chuck Rubin	356,644	Michael D. Newman	0
All Executive Officers and Directors as a Group (20 Persons)	8,320,286

* * *

Item 2: Ratifying Our Audit Committee’s Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm

Information About Our Independent Registered Public Accounting Firm

In accordance with the provisions of the Sarbanes-Oxley Act of 2002 (“SOA”), the Audit Committee of our Board of Directors appointed the certified public accounting firm of Deloitte & Touche LLP (“Deloitte”) our independent registered public accounting firm to audit our consolidated financial statements and our internal control over financial reporting for the fiscal year ended December 27, 2008 and to issue an opinion on management’s report on internal control over financial reporting. Deloitte has audited our consolidated financial statements each year since 1990. Representatives of Deloitte will be present at our Annual Meeting with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions from shareholders. Our Audit Committee also has appointed Deloitte as our independent registered public accounting firm for 2009.

Although our Audit Committee already has appointed Deloitte as our independent registered public accounting firm for 2009 and the vote of our shareholders is not required for this action under Delaware law or the SOA, we request that the shareholders nevertheless ratify this appointment.

Audit & Other Fees

The aggregate fees billed by our independent registered public accounting firm for professional services rendered in connection with (i) the audit of our annual financial statements as set forth in our Annual Report on Form 10-K for the fiscal years ended December 29, 2007 and December 27, 2008, (ii) the review of our quarterly financial statements as set forth in our Quarterly Reports on Form 10-Q for each of our fiscal quarters during 2007 and 2008, and (iii) the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, as well as fees paid to our independent registered public accounting firm for audit-related work, tax compliance, tax planning and other consulting services are set forth below.

Audit & Other Fees Paid to Deloitte & Touche LLP	Fiscal 2007	Fiscal 2008
Audit Fees	$5,411,900	$6,280,128
Audit Related Fees (as defined under the Sarbanes-Oxley Act of 2002)	$1,449,402	$550,267
Tax Fees	$292,861	$351,840
All Other Fees	$65,000	$51,500
Total Fees	$7,219,163	$7,233,735
Ratio of Audit Fees, Audit Related Fees and Tax Compliance Fees To Total Fees paid to our Independent Registered Public Accounting Firm in the years indicated	98.8%—Audit, Audit-Related and Tax Compliance Fees 1.2%— all other fees (including tax planning fees)	99.29% Audit, Audit-Related and Tax Compliance Fees 0.71%—all other fees (including tax planning fees)

Audit Fees—Consists of fees for professional services rendered in connection with the audits of our consolidated financial statements and the effectiveness of our internal controls over financial reporting for the fiscal years ended December 27, 2008 and December 29, 2007; the reviews of the consolidated financial statements included in each of our Quarterly Reports on Form 10-Q during those fiscal years; consultations on accounting matters; statutory audit filings; and SEC registration statements.

Audit Related Fees—Consists primarily of fees for acquisition-related due diligence, investigation and restatement activities.

Tax Fees—Consists primarily of fees for local country tax compliance efforts in our International Division.

All Other Fees—Consist of fees for all other services not included above, principally including support and advisory services related to the Company’s shared service center. In 2008, all work performed by Deloitte was approved in advance by our Audit Committee, including the amount of fees due and payable to them for such work. In addition, our Audit Committee also approved all non-audit related work performed by Deloitte in advance of the commencement of such work. Our Audit Committee has delegated to the Chair of the Committee the right to approve such non-audit related assignments between meetings of the Committee, and the Chair then reports on all such approvals and seeks ratification at the next meeting of the Committee.

Financial Information Systems Design and Implementation Fees

We did not engage Deloitte to provide any professional services in connection with (i) operating or supervising the operation of our information system or managing our local area network; or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements taken as a whole.

Independence

The Audit Committee of our Board of Directors has determined that the non-audit services rendered by our independent registered public accounting firm during our most recent fiscal year are compatible with maintaining their independence.

Your Audit Committee of the Board of Directors Recommends a Vote FOR Item 2 on Your

Proxy Card:

Ratification of Our Audit Committee’s Appointment of Deloitte & Touche LLP as our

Independent Registered Public Accounting Firm

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Office Depot Board of Directors (the “Committee”) is comprised of four Independent Directors. The responsibilities of the Committee are set forth in its written charter (the “Charter”), which has been adopted by our Board of Directors. A copy of the Charter may be obtained from our Company in the manner described elsewhere in this Proxy Statement.

The duties of this Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company’s independent accountants, internal auditors and management of the Company to review accounting, auditing, internal controls and financial reporting matters. Pursuant to the Sarbanes-Oxley Act of 2002 (“SOA”), our Committee has certain other duties, which include the engagement of our independent registered accounting firm, Deloitte & Touche LLP (“Deloitte”), pre-approval of both audit and non-audit work in advance of Deloitte’s commencing such work and other obligations as imposed by SOA. Pursuant to applicable provisions of SOA, we have delegated to the Chair the authority to pre-approve engagements of Deloitte between meetings of our Committee, provided that she reports to us at each meeting on pre-approvals since the date of our last Committee meeting. Our Board of Directors has determined that the following members of our Audit Committee are “audit committee financial experts” under the regulations of the Securities and Exchange Commission promulgated pursuant to authority granted to it under SOA: Ms. Gaines, Ms. Mason and Mr. Myers. These persons’ qualifications are detailed in their biographical information set forth earlier in this Proxy Statement. In addition, in accordance with listing standards of the New York Stock Exchange, our Board of Directors has determined that each member of our Audit Committee is financially literate as required by such listing standards.

During fiscal year 2008 this Committee met ten (10) times, which included meetings to discuss quarterly or annual earnings press releases in advance of release by the Company. The Company’s senior financial management and independent and internal auditors were in attendance at all such meetings. At each such meeting, this Committee conducted a private session with the management of our Internal Audit Department as well as Deloitte, without the presence of management. In addition, our Audit Committee conducted private sessions at various meetings during 2008 with our Chief Executive Officer, Chief Financial Officer, Controller and General Counsel. In addition, our Audit Committee received periodic reports from the Company’s Disclosure Committee which was formed to review the Company’s disclosures and to ensure that effective controls and procedures are in place related thereto.

The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles, and relies upon the Company’s independent accountants to review or audit, as applicable, such financial statements in accordance with generally accepted auditing standards.

We have reviewed and discussed with senior management the Company’s audited financial statements for the fiscal year ended December 27, 2008, included in the Company’s 2008 Annual Report on Form 10-K. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

In discharging our oversight responsibility as to the audit process, we have reviewed and discussed with management and Deloitte, the Company’s audited consolidated financial statements and the Company’s internal controls over financial reporting. We have also discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards 114 (“SAS 114”—The Auditor’s Communication with those Charged with Governance).

We have obtained the written disclosures and the letter from Deloitte required by the Public Company Accounting Oversight Board with respect to any relationship between Deloitte and the Company that in their professional judgment may reasonably be thought to bear on independence. Deloitte has discussed its independence with us, and has confirmed in its letter to us that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.

Based upon the foregoing review and discussions with our independent and internal auditors and senior management of the Company, we have recommended to our Board of Directors that the financial statements prepared by the Company’s management and audited by its independent accountants be included in the Company’s 2008 Annual Report on Form 10-K, and that such financial statements also be included in the Company’s Annual Report on Form 10-K, for filing with the United States Securities and Exchange Commission. The Committee also has appointed Deloitte as the Company’s independent accounting firm for 2009.

As specified in the Charter, it is not the duty of this Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s management, internal auditors and independent accountants. In discharging our duties as a Committee, we have relied on (i) management’s representations to us that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s independent accountants with respect to such financial statements.

Presented by the members of the Audit Committee as of Fiscal Year Ended 2008:

Brenda J. Gaines (Chair)

Myra M. Hart

Kathleen Mason

Michael J. Myers

Item 3: Shareholder Proposal—Special Shareholder Meeting

John Chevedden of Redondo Beach, California has advised the Company that he is the owner of 200 shares of common stock, has given notice that he intends to present for action at the Annual Meeting the resolution set forth below. In accordance with the applicable proxy regulations, the proposal and supporting statements, for which the Company accepts no responsibility, are set forth below.

Shareholder Resolution:

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call a special shareowner meeting, in compliance with applicable law.

Shareholder Supporting Statement:

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer.

Shareowners should have the ability to call a special meeting when a matter is sufficiently important to merit prompt consideration. Shareowner input on the timing of shareowner meetings is especially important during a major restructuring—when events unfold quickly and issues may become moot by the next annual meeting.

Eighteen (18) proposals on this topic averaged 56%-support in 2007—including 74%-support at Honeywell (HON) according to RiskMetrics. Honeywell soon announced that it adopted this proposal topic.

The merits of this Special Shareowner Meetings proposal should be considered in the context of the need to initiate improvements in our company’s corporate governance and individual director performance. For instance in 2008 the following governance and performance issues were identified:

•	The Corporate Library http://www.thecorporatelibrary.com, an independent investment research firm, rated our company “High” in Governance Risk Assessment.

•	We did not have an Independent Chairman or a Lead Director—Independence concerns.

•	Three directors had 17 to 21 years tenure—Independence concerns:

David Fuente

Scott Hedrick

Michael Meyers

•	According to The Corporate Library, board composition and executive pay were concerns.

Neil Austrian and David Fuente were potentially conflicted directors: Mr. Austrian is a private investor in Office Depot and a former interim CEO and Chairman of Office Depot.

Mr. Fuente is a former CEO and Chairman of Office Depot. Additionally, Messrs. Fuente and Austrian formed half of the Finance Committee and Mr. Fuente was Chairman of that committee.

Additionally:

•	Five of our directors served on boards rated “D” by The Corporate Library:

Brenda Gains Neil Austrian David Fuente Marsha Evans Steve Odland	Fannie Mae (FNM) DIRECTV (DTV) Dick’s Sporting Goods (DKS) Lehman Brothers (LEH) General Mills (GIS)

•	We had no shareholder right to:

1) Cumulative voting.

2) Call a special meeting.

•	Total shareholder return was a minus-63% compared to a minus-13% for the S&P 500.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal:

[This ends the verbatim proposal as received from the Proponent.]

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Board of Directors’ Statement in Opposition:

The Board of Directors recommends a vote AGAINST this Proposal for the following reasons.

Your Board believes that the rights sought by the Proposal are inconsistent with the Delaware General Corporation Law (the “DGCL”). For example, under the DGCL the Board cannot adopt a Bylaw that guarantees each shareholder the unrestricted right to call a special meeting. The DGCL also limits the subject matter to be considered at special meetings of shareholders and the ability of shareholders to control the timing of special meetings.

Consistent with Delaware corporate law, our Bylaws provide that a special meeting of shareholders may be called for any purpose and may be held at such time and place as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. The special meeting may be called at any time by the Chairman of the Board of Directors, the Chief Executive or, if directed by resolution of the Board of Directors, the Secretary. Our Bylaws provisions are an appropriate corporate governance provision for a public company of our size because it allows the Board, according to its fiduciary obligations, to exercise its business judgment to determine when it is in the best interests of shareholders to convene a special meeting. Shareholders are generally not bound by such a fiduciary duty. Permitting shareholders with as little as ten percent of the outstanding shares to call special meetings whenever they desire would allow them to call special meetings that only serve their narrow purposes rather than those of the Company and all of its shareholders.

Your Board believes that adopting the Proposal is not in the best interest of the Company or its shareholders, since it would permit any holder(s) of ten percent of the Company’s shares to call special shareholder meetings for any reason, at any time and as frequently as they desire. For a company with as many shareholders as ours, a special meeting is a very expensive, disruptive and time-consuming affair that the Board believes should only be undertaken when the Board, in the exercise of its fiduciary duties, the Chairman of the Board or the Chief Executive Officer determines that there is an extraordinary matter and/or significant strategic concern that cannot wait until the next annual meeting for consideration by our shareholders. There are legal costs in preparing the required disclosure documents and the proxy materials which must be sent to all the shareholders of record, there are printing and mailing costs, and there is a significant time commitment required of the Board and members of senior management to prepare for and conduct the meeting. Thus, holding a shareholder meeting involves significant expense and distracts the attention of the Board and management from their proper focus on operating the company to optimize long-term financial returns.

The need for adoption of the Proposal should be evaluated in the context of the Company’s overall corporate governance profile. The Company is committed to strong corporate governance policies and has implemented a number of policies and procedures in the past that evidence our commitment. Indeed, the Board believes that the Company’s governance track record is exemplary. As described elsewhere in this proxy statement, the Board believes in strong and independent Directors. In fact, our Corporate Governance Guidelines require that a majority of our Board must be “Independent Directors” within the meaning of the New York Stock Exchange’s listing standards, and all Directors who sit on our Corporate Governance and Nominating Committee, Audit Committee, Finance Committee and Compensation Committee are Independent Directors. The Board has reviewed the various relationships between members of our Board and the Company and has affirmatively determined that none of our Directors has a material relationship with the Company, other than Mr. Odland, our Chair and Chief Executive Officer, who is a full time employee of our Company. Additional information regarding our Corporate Governance Guidelines and our Independent Directors may be found on page 7 of this Proxy Statement.

We have had an Independent Lead Director and have conducted executive sessions of our Board with only the Independent members in attendance at every meeting of our Board for many years. The Company has a Code of Business Conduct (or a Code of Ethical Behavior) that applies to our Directors and to all our employees which is posted on our corporate website. Our Corporate Governance Guidelines and our Committee Charters are available on our corporate web site, and we also provide a mechanism for any shareholder to communicate directly with our Board in writing. Finally, the accountability of Directors to the Company’s shareholders has been enhanced through the amendment to the Company Bylaws in July 2006, which revised the vote standard for an uncontested election of Directors from a plurality standard to a “majority of the votes cast” standard. This means that the number of votes cast “for” a Director nominee must exceed the number of votes “against” the nominee. In light of the Board’s continuing commitment to ensuring effective corporate governance, as evidenced by the actions described above and elsewhere in the proxy statement, the Board believes that adoption of the Proposal is not necessary and could be disruptive of the Company’s operations and possibly allow special interests of individual shareholders to exert undue influence.

For the reasons stated above, your Board of Directors recommends a vote AGAINST Item 3 the Shareholder Proposal recommending an amendment to the Bylaws of the Company to give holders of 10% or more of the Company’s outstanding common stock the power to call a special shareholder meeting.

Item 4: Shareholder Proposal—Reimbursement of Expenses

AFSCME Employees Pension Plan of Washington, DC has advised the Company that it is the owner of 1,914 shares of common stock, has given notice that it intends to present for action at the Annual Meeting the resolution set forth below. In accordance with the applicable proxy regulations, the proposal and supporting statements, for which the Company accepts no responsibility, are set forth below.

Shareholder Resolution:

RESOLVED, that pursuant to section 109 of the Delaware General Corporation Law and Article IX of the bylaws of Office Depot, Inc. (“Office Depot”), stockholders of Office Depot hereby amend the bylaws to add the following Section 17 to Article III:

“The Board of Directors shall, consistent with its fiduciary duties, cause the corporation to reimburse a stockholder or group of stockholders (together, the “Nominator”) for reasonable expenses (“Expenses”) incurred in connection with nominating one or more candidates in a contested election of Directors to the corporation’s Board of Directors, including, without limitation, printing, mailing, legal, solicitation, travel, advertising and public relations expenses, so long as (a) the election of fewer than 50% of the Directors to be elected was contested in the election, (b) one or more candidates nominated by the Nominator are elected to the corporation’s Board of Directors, (c) stockholders are not permitted to cumulate their votes for Directors, and (d) the election occurred, and the Expenses were incurred, after this bylaw’s adoption. The amount paid to a Nominator under this bylaw in respect of a contested election shall not exceed the amount expended by the corporation in connection with such election.”

Shareholder Supporting Statement:

In our opinion, the power of stockholders to elect directors is the most important mechanism for ensuring that corporations are managed in stockholders’ interests. Some corporate law scholars posit that this power is supposed to act as a safety valve that justifies giving the board substantial discretion to manage the corporation’s business and affairs.

The safety valve is ineffective, however, unless there is a meaningful threat of director replacement. We do not believe such a threat currently exists at most U.S. public companies, including Office Depot. Harvard Law School professor Lucian Bebchuk has estimated that there were only about 80 contested elections at U.S. public companies from 1996 through 2002 that did not seek to change control of the corporation.

The unavailability of reimbursement for director election campaign expenses for so-called “short slates”— slates of director candidates that would not comprise a majority of the board, if elected—contributes to the scarcity of such contests. (Because the board approves payment of such expenses, as a practical matter they are reimbursed only when a majority of directors have been elected in a contest.) The proposed bylaw would provide reimbursement for reasonable expenses incurred in successful short slate efforts—but not contests aimed at changing control by ousting a majority or more of the board—with success defined as the election of at least one member of the short slate.

The bylaw would also cap reimbursable expenses at the amount expended by the company on the contested election. We believe that the amount spent by a dissident stockholder or group will rarely exceed the amount spent by the company, but the cap ensures that the availability of reimbursement does not create an incentive for wasteful spending.

We urge stockholders to vote for this proposal.

[This ends the verbatim proposal as received from the Proponent.]

***********************************************************

Board of Directors’ Statement in Opposition:

The Board of Directors and its Corporate Governance and Nominating Committee have considered this mandatory Proposal and concluded that its adoption is unnecessary and not in the best interests of our shareholders. Accordingly, the Board recommends a vote AGAINST this Proposal for the following reasons.

Currently, the Board has the power to reimburse the proponent of a successful proxy contest if it determines that the reimbursement is in the best interests of our shareholders and that the amounts reimbursed are reasonable. This Proposal, if adopted, amends the Company’s Bylaws so that the reimbursement would be mandatory and would require that all the shareholders of the Company bear the costs incurred by any individual stockholder who seeks to elect candidates of its own choosing to the Board. As a result, the Proposal creates a mandatory reimbursement right for successful contested elections that is much more favorable to dissident shareholders or groups than the rights provided by the Delaware General Corporation Law. In addition, the likely result of adopting the Proposal will be to encourage an increase in contested elections, resulting in increased costs to the Company and its shareholders. Further, your Board also believes that this Proposal usurps the Board’s discretion in a way that could violate Delaware law. For example, the Proposal could impose mandatory constraints upon the Board that would hinder it from exercising its legal fiduciary duty to all shareholders to determine whether an insurgent should be reimbursed for its campaign expenses. The Proposal would not only abdicate the Board of its fiduciary obligations, it would also infringe upon the Board’s ability to oversee the Company’s expenditures by commandeering the Company’s discretion as to the allocation of corporate resources.

The Board believes that the underlying premise of the Proposal—that proxy contests designed to elect representatives of particular shareholder constituencies are a good thing for public companies—is flawed. A proxy contest, as envisioned by the Proposal, will inevitably lead to a polarized Board, where competing factions make it difficult for the Board to pursue its duties to the Company and the shareholders.

The Corporate Governance and Nominating Committee of the Board have the responsibility to identify and nominate qualified director candidates to serve on our Board. The committee has a defined procedure for individuals to recommend director candidates, which is described in this proxy statement on page 8. This process gives shareholders an opportunity to recommend director candidates to the Board and have their qualifications properly reviewed by the Corporate Governance and Nominating Committee. However, candidates nominated by individual shareholders are not bound by the same fiduciary duties to the Company and its shareholders and are not subject to the director qualification standards described in the relevant sections of this proxy statement. The Board believes that individual shareholders may desire to pursue their own personal interests, which may not be in the Company’s or its shareholder’s best interests. Adopting the Proposal will require the Company to fund a proxy contest of opposition candidates, regardless of whether those candidates are qualified to serve as directors. The Board believes that this would not represent good corporate governance and would do little to further the Company’s long-term interests.

For these reasons, the Board recommends a vote AGAINST Item 4 the Shareholder Proposal recommending that our Board of Directors amend the Bylaws of the Company to reimburse a stockholder or group of stockholders for expenses incurred in connection with nominating one or more candidates in a contested election of Directors

Item 5: Shareholder Proposal—Independent Chairman of the Board

AFL-CIO Reserve Fund of Washington, DC, has advised the Company that it is the owner of 300 shares of common stock, has given notice that it intends to present for action at the Annual Meeting the resolution set forth below. In accordance with the applicable proxy regulations, the proposal and supporting statements, for which the Company accepts no responsibility, are set forth below.

Shareholder Resolution:

RESOLVED: That stockholders of Office Depot, Inc. (the “Company”), ask the Board of Directors to adopt a policy that the board’s chairman be an independent director who has not previously served as an executive officer of the Company.

The policy should be implemented so as not to violate any contractual obligation. The policy should also specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.

Shareholder Supporting Statement:

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management, including the Chief Executive Officer (“CEO”), in directing the corporation’s business and affairs.

On January 31, 2007, our Company’s Board of Directors approved amendments to the Company’s By-Laws that provide that the position of Chairman of the Board shall be elected annually by the Board. This, however, does not guarantee that the Board’s chairman is an independent director who has not previously served as CEO of the Company.

Currently at our Company, Mr. Steve Odland holds both the positions of Chairman of the Board and CEO. We believe that this current scheme may not adequately protect shareholders.

It is difficult to overstate the importance of the board of directors in our system of corporate accountability. As the Conference Board Commission on Public Trust and Private Enterprise stated, “The ultimate responsibility for good corporate governance rests with the board of directors. Only a strong, diligent and independent board of directors that understands the key issues, provides wise counsel and asks management the tough questions is capable of ensuring that the interests of shareowners as well as other constituencies are being properly served.”

The responsibilities of a company’s board of directors include reviewing and approving management’s strategic and business plans; approving material transactions; assessing corporate performance; and selecting, evaluating, compensating and, if necessary, replacing the CEO (Report of the NACD Blue Ribbon Commission on Director Professionalism). Although the board and senior management may work together to develop long-range plans and relate to key constituencies, we believe the board’s responsibilities may sometimes bring it into conflict with the CEO.

In our opinion, when a CEO serves as board chairman, this arrangement may hinder the board’s ability to monitor the CEO’s performance. As Intel co-founder and former chairman Andrew Grove put it, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?”

We urge stockholders to promote independent board leadership and vote for this proposal.

[This ends the verbatim proposal as received from the Proponent.]

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Board of Directors Statement in Opposition:

The Board of Directors and its Corporate Governance and Nominating Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our shareholders. Accordingly, the Board recommends a vote AGAINST this Proposal for the following reasons.

The Board is composed of independent, active and effective directors. Ten out of our eleven directors meet the independence requirements of the New York Stock Exchange, the Securities and Exchange Commission and the Board’s standards for determining director independence. Mr. Odland is the only member of our executive management who is also a director. Your Board believes that requiring that the Chairman of the Board be an independent director who has not previously served as an executive officer of the Company is not necessary to ensure that our Board provides independent and effective oversight of our business and affairs. In fact, the Board believes that such oversight is maintained at the Company through the composition of our Board, the strong leadership of our independent directors and Board committees, and our highly effective corporate governance structures and processes already in place.

The Company and our shareholders are best served by having Mr. Steve Odland serve as our Chief Executive Officer and Chairman of the Board. Our Bylaws require the Board to select the Chairman of the Board and provide the Board with the ability to appoint the Chief Executive Officer of the Company as the Chairman of the Board. This approach provides the Board with the necessary flexibility to determine whether these positions should be held by the same person or by separate persons based on the leadership needs of the Company at any particular time. The Board has given careful consideration to separating the roles of Chairman and Chief Executive Officer and has determined that the Company and its shareholders are best served by having

Mr. Odland, serve as both Chairman of the Board and Chief Executive Officer. Mr. Odland’s combined role as Chairman and Chief Executive Officer promotes unified leadership and direction for the Board and executive management and it allows for a single, clear focus for the chain of command to execute the Company’s strategic initiatives and business plans.

The Board believes that the Company and our shareholders are best served by a Board that is free to exercise its judgment in determining who should serve as Chairman in light of the Company’s current and anticipated circumstances because the Board and its Corporate Governance and Nominating Committee is best positioned to identify the person who has the skill and commitment to be an effective Chairman.

The Board of Directors and its committees oversee the effectiveness of management policies and decisions, including the execution of key strategic initiatives. Each of the Board’s committees is composed entirely of independent directors. Consequently, independent directors directly oversee each of the matters referred to in the Proposal. In addition, the Compensation Committee, together with the other independent directors, conducts an annual performance review of the Chairman and Chief Executive Officer, assessing the Company’s financial and non-financial performance and the quality and effectiveness of Mr. Odland’s leadership.

The Company has a “Lead Director” with well-defined oversight responsibilities. As disclosed in the “Corporate Governance” section of this proxy statement, Mr. Neil R. Austrian serves as the Chairman of the Board’s Corporate Governance and Nominating Committee and is the Company’s Lead Director. This committee recently revised the Company’s Governance Guidelines to specifically define and set forth those duties that will be undertaken by the Lead Director on an ongoing basis. These duties are consistent with the suggestions of RiskMetrics (a proxy advisory firm) and maintain the Company’s commitment to the highest quality of corporate governance.

The Board believes that, in light of the Company’s corporate governance structure and emphasis on independence, the Proposal would impose an unnecessary restriction that would not strengthen the Board’s independence or oversight functions and would, therefore, not be in the best interests of our shareholders. Instead, your Board believes that the shareholders are best served by maintaining the Board’s ability to exercise its informed judgment, in line with its fiduciary obligations, when determining the Chairman of the Board.

For these reasons, the Board of Directors recommends a vote AGAINST Item 5 the Shareholder Proposal recommending that our Board of Directors adopt a policy that the Chairman of our Board of Directors be an independent director who has not previously served as an executive officer of the Company.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers, and persons who own more than 10% of Office Depot’s common stock to file reports of their holdings and transactions of Office Depot common stock with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records, we believe that each of our officers and Directors reported on a timely basis all transactions required to be reported by Section 16(a) during fiscal 2008.

COPIES OF FORM 10-K AVAILABLE

We filed our Annual Report on Form 10-K for the year ended December 27, 2008 with the Securities and Exchange Commission on February 24, 2009. The Annual Report on Form 10-K, including all exhibits, can be found on the Company’s website: www.officedepot.com and can be downloaded free of charge. We will provide a copy of our Annual Report on Form 10-K for our fiscal year ended December 27, 2008, which includes our consolidated financial statements and notes to our financial statements, to any shareholder upon written request. Requests should be sent to the Department of Investor Relations at our corporate offices, 6600 North Military Trail, Boca Raton, FL 33496.

2009 SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented for consideration at the 2010 Annual Meeting of Shareholders and to be included in our Proxy Statement for that meeting must be received by the Secretary at our corporate offices, 6600 North Military Trail, Boca Raton, FL 33496, Attn: Office of the General Counsel, on or before 5:00 p.m. (Eastern Standard Time) no earlier than the close of business on December 23, 2009 and no later than close of business on January 22, 2010. Shareholder proposals must comply with Securities and Exchange Commission requirements in Proxy Rule 14a-8. If a shareholder desires to bring business before the Annual Meeting that is not the subject of a proposal timely submitted for inclusion in the Proxy Statement, written notice of such business, as prescribed in the Company’s Bylaws, must be received by the Company at its principal office on or before January 22, 2010. If the Company does not receive timely notice, such business will be excluded from consideration at the meeting.

OTHER MATTERS

It is not presently expected that any matters other than those discussed herein will be brought before our Annual Meeting. If, however, other matters do come before the Meeting, it is the intention of the persons named as representatives in the accompanying proxy to vote in accordance with the recommendation of our Board of Directors.

OFFICE DEPOT, INC. 6600 NORTH MILITARY TRAIL BOCA RATON, FL 33496

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 6:00 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 6:00 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

OFCDP1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

OFFICE DEPOT, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

1.	To elect eleven (11) members of the Board of Directors for the term described in this Proxy Statement.	For	Against	Abstain
	Nominees:
	1a. Lee A. Ault III	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.		For	Against	Abstain

	1b. Neil R. Austrian	☐	☐	☐	2.	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent public accountants.	☐	☐	☐

	1c. David W. Bernauer	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSALS 3, 4 AND 5.

	1d. Marsha J. Evans	☐	☐	☐	3.	To consider a Proposal from a Shareholder recommending that our Board of Directors amend the Bylaws of the Company (and each appropriate document) to give holders of 10% or more of the Company’s outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call a special shareholder meeting, in compliance with applicable law.	☐	☐	☐
	1e. David I. Fuente	☐	☐	☐

	1f. Brenda J. Gaines	☐	☐	☐	4.	To consider a Proposal from a Shareholder recommending that our Board of Directors amend the Bylaws of the Company to reimburse a stockholder or group of stockholders for expenses incurred in connection with nominating one or more candidates in a contested election of Directors.	☐	☐	☐
	1g. Myra M. Hart	☐	☐	☐
	1h. W. Scott Hedrick	☐	☐	☐

	1i. Kathleen Mason	☐	☐	☐	5.	To consider a Proposal from a Shareholder recommending that our Board of Directors adopt a policy that the Chairman of our Board of Directors be an independent director who has not previously served as an executive officer of the Company.	☐	☐	☐
	1j. Michael J. Myers	☐	☐	☐

	1k. Steve Odland	☐	☐	☐	6.	To transact any other business that may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ADMITTANCE PASS

2009 ANNUAL MEETING OF SHAREHOLDERS

OFFICE DEPOT, INC.

Wednesday April 22, 2009

8:30 a.m. Eastern Daylight Time

Boca Raton Marriott

5150 Town Center Circle

Boca Raton, FL 33486-1013

561-620-3712

For Security Reasons, You Must Present This Admittance Pass In Order To Enter The Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

▲ FOLD AND DETACH HERE ▲	OFCDP2

PROXY

OFFICE DEPOT, INC.
6600 NORTH MILITARY TRAIL
BOCA RATON, FL 33496

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Christopher Davies, Jennifer Leong and Stephen Calkins as Proxies, each with the power to appoint her or his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side all the shares of common stock of Office Depot. Inc. held of record by the undersigned on March 3, 2009, at the Annual Meeting of Shareholders to be held on April 22, 2009 or any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND “AGAINST” PROPOSALS 3, 4 AND 5.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

(continued on reverse side)